UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DT MIDSTREAM, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DT Midstream, Inc.
500 Woodward Ave, Suite 2900
Detroit, Michigan 48226-1279
Dear Stockholder:
You are invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of DT Midstream, Inc. (“DT Midstream”, the “Company”, “DTM”, “we” or “our”), which will be held on May 6, 2025 at 10:00 a.m., Eastern Time as a virtual meeting. You will be able to attend the meeting, vote and submit your questions via the Internet by visiting www.proxyvote.com and entering the control number included on your proxy card. You will not be able to attend the virtual Annual Meeting in person.
We are proud of our achievements in 2024, which include:
•	Acquiring a portfolio of FERC-regulated natural gas transmission pipelines;
•	Having our credit rating upgraded to investment-grade by Fitch Ratings and our outlook upgraded to positive by both S&P Global Ratings and Moody’s Investors Service; and
•	Placing the Haynesville System (LEAP) Phase 3 expansion project in-service ahead of schedule and on budget and reaching a final investment decision on the Phase 4 expansion project.
Attached to this letter are a Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the Annual Meeting.
YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone or mail.
On behalf of the Board of Directors and management, I would like to express our appreciation for your continued support.
Very truly yours,

David Slater President and Chief Executive Officer	Stephen Baker Lead Independent Director

March 27, 2025

Notice of Annual Meeting of Stockholders of DT Midstream, Inc.

Date and Time: May 6, 2025	Time: 10:00 a.m., Eastern Time	Place: Online at www.virtualshareholdermeeting.com /DTM2025

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting www.virtualshareholdermeeting.com/DTM2025 and entering the control number included on your proxy card.
Items of Business:

•	To elect seven directors from the nominees described in the proxy statement;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025;
•	To approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers;
•
To approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the prohibition on the ability of the Company’s stockholders to call a special meeting of stockholders, and, in accordance with certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), grant stockholders owning not less than 25% of the voting power of all outstanding shares of the Company’s common stock the ability to request a special meeting of stockholders (the “Stockholder Rights Proposal”);

•	To vote on a stockholder proposal, if properly presented at the Annual Meeting; and
•	To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Record Date:
The Board of Directors set March 12, 2025 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our annual report on Form 10-K for the year ended December 31, 2024 and the 2025 Proxy Statement are available free of charge at: www.proxyvote.com.
By order of the Board of Directors,

Wendy Ellis
Executive Vice President, General Counsel and Corporate Secretary
March 27, 2025
You may contact the Company’s proxy solicitor for additional information at:
Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: DTM.info@investor.sodali.com

DT Midstream	i	2025 Proxy Statement

DT Midstream	ii	2025 Proxy Statement

DT Midstream	iii	2025 Proxy Statement

GENERAL INFORMATION
The Annual Meeting
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of DT Midstream, Inc. (“DT Midstream,” “DTM”, the “Company,” “we,” “us” and “our”) will take place on May 6, 2025 at 10:00 a.m., Eastern Time.
The Annual Meeting will be a completely virtual meeting of stockholders held solely through an audio webcast live over the Internet. There will be no physical meeting location. The Board believes that holding the Annual Meeting in a virtual format provides convenient access for all of our stockholders to attend with fewer logistical issues and less expense than an in-person meeting, supporting an efficient use of the Company’s resources. Please go to www.virtualshareholdermeeting.com/DTM2025 for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Stockholders as of the Record Date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m., Eastern Time, on May 6, 2025. We encourage you to access the Annual Meeting prior to the start time.
You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.
Voting Rights
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the “stockholder of record,” with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Only holders of the Company’s common stock as recorded in our stock register at the close of business on March 12, 2025, may vote at the Annual Meeting. On March 12, 2025, there were 101,590,686 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share on any matter submitted to a vote of our stockholders.

DT Midstream	1	2025 Proxy Statement

Items of Business and Voting Recommendation of the Board
Board Proposals

Item	Board Recommendation	Rationale
1. Elect seven directors named in this proxy statement	Vote FOR each director nominee
The Board believes that each of the seven nominees possesses qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to the Company’s business, strategy, and operations.

2. Ratify the appointment of the independent accounting firm	Vote FOR	The Board believes that it is in the best interests of the Company and its stockholders to retain PwC as the Company’s independent registered public accounting firm for 2025.
3. Approve, on an advisory basis, the compensation of the Company's Named Executive Officers	Vote FOR	The Board believes that our compensation programs support our business model, objectives and values described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement.
4. Approve a Stockholder Rights Proposal to amend the Company’s Certificate of Incorporation to provide a 25% threshold for stockholders to request special meetings	Vote FOR
The Board and the Corporate Governance Committee support the concept of providing stockholders with the right to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the outstanding shares of the Company for a minimum of one full year prior to the request.

Stockholder Proposal

Item	Board Recommendation	Rationale
5. Approve a proposal to amend the Company’s Certificate of Incorporation to provide a 10% threshold for stockholders to request special meetings	Vote AGAINST
The Board believes that Proposal 4 above strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could request that the Company call one or more special meetings of stockholders that could result in unnecessary financial expense and disruption to the Company’s business.

The Company’s Board of Directors (“Board of Directors” or the “Board”) knows of no additional matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
How to Vote
For Proposal 1, you may vote “For All”, “Withhold All”, “For All Except” or abstain from voting with respect to each nominee to the Board. For each of Proposal 2, Proposal 3, Proposal 4 and Proposal 5, you may vote “For”, “Against” or abstain from voting.
If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/DTM2025 and following the instructions, or (ii) by proxy (x) over the Internet at www.proxyvote.com, (y) by phone by calling 1-800-690-6903 or (z) by signing, dating and returning the proxy card in the enclosed envelope. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representatives named in the proxy card will vote your shares in favor of the director nominees identified in this proxy statement for Proposal 1, in favor of

DT Midstream	2	2025 Proxy Statement

approving the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025 for Proposal 2, in favor of approving, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers for Proposal 3, in favor of approving the Stockholder Rights Proposal for Proposal 4 and against the stockholder proposal, if properly presented at the Annual Meeting for Proposal 5.
Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy and want to change how you previously voted.
If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive materials from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with the notice, or contact your broker, bank, or other agent.
You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Revoking a Proxy
A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 prior to the Annual Meeting.
A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
Solicitation
These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about March 27, 2025. We have engaged Sodali & Co., which we refer to as “Sodali”, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Sodali a fee of $14,000. We will also reimburse Sodali for reasonable out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Votes Required
The vote required for Proposal 1 for the election of directors by stockholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘for’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘for’ or ‘against’ a nominee.
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the Company’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For Proposal 2, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.
Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of the Company’s common stock entitled to vote generally in the election of directors. For Proposal 3, an abstention will

DT Midstream	3	2025 Proxy Statement

have the same effect as a vote against the proposal because an abstention represents a share entitled to vote. Proposal 3 is advisory only and will not be binding on the Company or the Board. The Organization and Compensation Committee (“O&C Committee”) values the opinions of all of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.
Approval of Proposals 4 and 5 require the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the Company’s common stock entitled to vote generally in the election of directors. For Proposals 4 and 5, an abstention will have the same effect as a vote against the proposal because an abstention represents a share entitled to vote.
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions for Proposal 2 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1, 3, 4 and 5 because they do not represent shares present and entitled to vote.
Quorum
In order to carry on the business of the meeting, we must have a quorum. This means that the holders of a majority of the voting power of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, present or represented by proxy, shall constitute a quorum at the Annual Meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

DT Midstream	4	2025 Proxy Statement

BOARD OF DIRECTORS

Committed to strong governance practices

Best-in-class governance practices

- Structured as C-Corp with separate CEO and Chairman
- Long-term incentive plans tied to total shareholder return targets
- Board committee focused on ESG initiatives
- Broad range of experience and diversity
- Financial and operating data reporting in accordance with industry standards

Board diversity

5
2

~71%
independent

4
3

~43%
gender or ethnically diverse

2
5

~29%
gender diverse

2
5

~29%
ethnically diverse

Board of Directors

Robert Skaggs, Jr.
CHAIRMAN

David Slater
PRESIDENT & CHIEF EXECUTIVE OFFICER

Dwayne Wilson
INDEPENDENT DIRECTOR

Elaine Pickle
INDEPENDENT DIRECTOR

Angela Archon
INDEPENDENT DIRECTOR

Peter Tumminello
INDEPENDENT DIRECTOR

Stephen Baker
LEAD INDEPENDEINT DIRECTOR

DT Midstream	5	2025 Proxy Statement

Name	Energy/ Midstream	Finance/ Accounting	Regulatory/ Public Affairs	Public Company Board	Public Company Executive
Robert Skaggs, Jr.	X	X	X	X	X
David Slater	X	X	X	X	X
Angela Archon			X	X	X
Stephen Baker	X	X	X		X
Elaine Pickle	X	X	X	X
Peter Tumminello	X	X	X		X
Dwayne Wilson	X	X	X	X	X

Our Board of Directors
The following sets forth certain information, as of March 12, 2025, for each of our directors. Each person named below became a director of the Company on July 1, 2021, the date DT Midstream was separated from DTE Energy Company (“DTE Energy”) in a spin-off (the “Spin-Off”) and began operations as a stand-alone publicly traded company with the exception of David Slater who became a director of the Company on June 3, 2021, Dwayne Wilson who became a director of the Company on June 16, 2021 and Angela Archon who became a director of the Company on March 7, 2023. Each of our directors is a nominee for election as a director at this Annual Meeting.

Name	Age	Position(s)
Robert Skaggs, Jr.	70	Director and Chairman of the Board
David Slater	59	Director, President and Chief Executive Officer
Angela Archon	64	Director
Stephen Baker	61	Director, Lead Independent Director
Elaine Pickle	60	Director
Peter Tumminello	62	Director
Dwayne Wilson	66	Director

DT Midstream	6	2025 Proxy Statement

Robert Skaggs, Jr.
  Mr. Skaggs became a director of our Company following the Spin-Off. Mr. Skaggs was also an employee of our Company following the Spin-Off through June 30, 2023. Mr. Skaggs has over 35 years of experience in the energy industry, including leading companies in the midstream, pipeline and regulated utility sectors. Mr. Skaggs also currently serves as an independent director on the board of DTE Energy, where he has been a director since 2017 and is a member of its nuclear review, organization and compensation, and finance committees. In addition, Mr. Skaggs previously served on the board of Team, Inc., a global provider of specialized industrial services, from 2019 to November 2021 and as a director for Cloud Peak Energy, Inc., a coal mining company, from 2015 to 2019. He also is past chairman of the American Gas Association’s board of directors and has served in leadership roles for a variety of charitable, community and civic efforts.

  Prior to joining DT Midstream’s board, Mr. Skaggs served as president and chief executive officer of NiSource, Inc., a Fortune 500 energy holding company engaged in natural gas and electric utilities and the gas storage and pipeline business, from 2005 to 2015 and executed its successful separation of Columbia Pipeline Group, Inc. in mid-2015. Earlier in 2015, Mr. Skaggs executed the successful initial public offering of Columbia Pipeline Partners LP, a master limited partnership formed by NiSource, Inc., to own, operate and develop a portfolio of pipelines, storage and related midstream assets. Mr. Skaggs then served as chairman and chief executive of Columbia Pipeline Group, Inc., a natural gas pipeline and underground storage system company, and Columbia Pipeline Partners LP from 2015 to 2016.

  Mr. Skaggs joined the law department of Columbia Gas Transmission in 1981 and served in various management roles until 1996, when he became president of Columbia Gas of Ohio and Columbia Gas of Kentucky. Effective with the 2000 merger of NiSource, Inc. and Columbia Energy Group, Mr. Skaggs became the president of Bay State Gas and Northern Utilities. In December 2001, his role was expanded to include the duties of president and chief executive officer of the Columbia companies in Pennsylvania, Virginia and Maryland. Mr. Skaggs was promoted to executive vice president, regulated revenue of NiSource, Inc. in 2003. Mr. Skaggs earned a Bachelor of Arts degree in economics from Davidson College, a Juris Doctorate from West Virginia University and a Master’s degree in Business Administration from Tulane University.

  We believe that Mr. Skaggs’ business, operational and management expertise, including his specific experience serving as chairman and chief executive officer of a large, publicly traded energy holding company, separation experience and his experience serving on public company boards of directors, provide him with the necessary experience, qualifications and skills to serve as a director and Chairman of the Board of DT Midstream.

DT Midstream	7	2025 Proxy Statement

David Slater
  Mr. Slater became a director of our Company on June 3, 2021 and became President and Chief Executive Officer of our Company on May 6, 2021. Mr. Slater has over 30 years of experience in the energy industry, where he has worked in both commercial business development and operational roles. Prior to the Spin-Off, Mr. Slater served as president and chief operating officer of DTE Energy’s Midstream Business (“DTE Energy Midstream Business”) and had been a member of DTE Energy’s executive leadership team since 2015. He joined DTE Energy in 2011 as senior vice president of the Gas Storage & Pipelines division of DTE Energy ( “GSP”), before being promoted to executive vice president of the DTE Energy Midstream Business/GSP in 2014.

  Prior to joining DTE Energy, Mr. Slater held various senior management positions at Goldman Sachs, Nexen Marketing USA Inc., a top 10 North American energy merchant, Engage Energy US, L.P., an energy merchant, and Union Gas Ltd., a gas utility in Ontario. Mr. Slater serves on the boards of the Millennium Pipeline, the Vector Pipeline, the NEXUS Gas Transmission Pipeline and the Interstate Natural Gas Association of America, where he serves on the compensation and dues committee. Mr. Slater recently served as the chair at the Interstate Natural Gas Association of America. Mr. Slater previously served as a board member of Metalore Resources, Inc., which was a publicly traded company. Mr. Slater earned a Master’s degree in Business Administration and an honours degree in business commerce from the University of Windsor. Mr. Slater also is a National Association of Corporate Directors Certified Director.

  We believe that Mr. Slater’s business, operational and management expertise, including his specific experience serving as president and chief operating officer of the DTE Energy Midstream Business and his experience serving on the boards of directors of the Millennium Pipeline, the Vector Pipeline and the NEXUS Gas Transmission Pipeline, provide him with the necessary experience, qualifications and skills to serve as a director and President and Chief Executive Officer of DT Midstream.

Angela Archon
  Ms. Archon became a director of our Company on March 7, 2023. Ms. Archon’s career includes over 30 years at International Business Machines (“IBM”) where she held various global executive leadership roles in strategy, operations, IT systems, business development and supply chain management. Prior to her retirement in 2018, she held the position of Chief Operating Officer and Vice President, Transformation, in IBM’s Watson Health division.

  Ms. Archon also has significant public board experience. She currently serves on the Board of Spirax Group plc, which is a global engineering and manufacturing company providing thermal energy and fluid technology solutions, and previously served on the boards of Switch, Inc. and H&R Block. Ms. Archon also serves on the board of Stewardship Trustees of CommonSpirit Health, the nation’s largest Catholic healthcare system. Ms. Archon previously served on the board of the National Association of Corporate Directors, Texas TriCities Chapter from 2020 through 2024. Ms. Archon holds two degrees from the University of Texas at Austin, a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Systems Engineering.

  We believe that Ms. Archon’s strategic, operational, engineering and management experience, as well as public company board experience, provide her with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	8	2025 Proxy Statement

Stephen Baker
  Mr. Baker became a director of our Company following the Spin-Off and was appointed Lead Independent Director on March 7, 2023. Mr. Baker is the owner and president and chief executive officer of Rondeau Energy Consulting Inc., a company established in 2019 focused on energy-related and merger and acquisition engagements. Mr. Baker served as president of Union Gas, Limited (“Union Gas”), from 2017 to 2019 as part of Enbridge Inc. Mr. Baker also served as president and chairman of Union Gas as part of Spectra Energy Corp. from 2012 to 2017. Over the course of his 30-year career with Union Gas, Mr. Baker held senior executive roles in finance, business development and marketing. Mr. Baker also held the role of vice president and treasurer of Spectra Energy Corp. from 2010 to 2012, where he led all treasury, capital markets and financing strategies.

  Mr. Baker served on the board of Ontario’s Independent Electricity System Operator from 2019 through June 2023. Mr. Baker sits on the Advisory Board of the MaRS Discovery District Energy Board and MyHEAT. Mr. Baker has previously chaired or served as a board member of a number of professional and community organizations, including the Canadian Gas Association, Ontario Energy Association and Union Gas, as well as the Children’s Treatment Centre of Chatham-Kent and the Chatham-Kent Community Leaders’ Cabinet.

  Mr. Baker earned a Bachelor of Arts degree in honours chartered accountancy studies and a Master of Accounting degree from the University of Waterloo. Mr. Baker is a Certified Professional Accountant (Ontario/Canada) and holds an ICD.D directors certification from the Institute of Corporate Directors.

  We believe that Mr. Baker’s business, financial, operational and management expertise, including his specific experience as a strong leader with extensive experience in the North American energy sector and track record of success building relationships with customers and stakeholders, along with his experience serving as president of a natural gas storage distribution and transmission services company, provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

Elaine Pickle
  Ms. Pickle became a director of our Company following the Spin-Off. Ms. Pickle was a senior audit partner at Ernst & Young LLP ( “EY”), from 2002 until her retirement in June 2021. Ms. Pickle also served as a National Professional Practice partner from 2014 to 2018, during which time she evaluated and had oversight for technical accounting, auditing and SEC reporting matters as well as quality initiatives. Ms. Pickle had 35 years of experience with EY serving both public and private companies primarily in the energy industry and held various roles and oversight positions throughout her career. Ms. Pickle is a certified public accountant and member of the American Institute of Certified Public Accountants and Texas State Board of Public Accountancy. She has served on the board and development committee of Theatre Under the Stars since 2018 and was elected to the Nomination and Governance Committee in 2025. Ms. Pickle earned her Bachelor of Business Administration in accounting, summa cum laude, from Texas Tech University in 1986. Ms. Pickle also completed the Northwestern University Kellogg School of Management Executive Leadership Program, EY Inclusiveness Leadership Program and is a National Association of Corporate Directors Certified Director.

  Currently, Ms. Pickle serves on the corporate board and chairs the audit committee of ChampionX Corporation, a global leader in chemistry programs and services, artificial lift solutions, automation and optimization equipment, and drilling technologies for the upstream and midstream oil and gas industry.

  We believe that Ms. Pickle’s business and management expertise, including her specific experience as an audit partner and quality review partner serving upstream, midstream and energy services companies and her broad understanding and perspective of the energy industry in the U.S. and throughout the world, and public company board experience provide her with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	9	2025 Proxy Statement

Peter Tumminello
  Mr. Tumminello became a director of our Company following the Spin-Off. In March 2022, Mr. Tumminello became the president of Anticipate Energy Advisors, LLC, a company focused on providing advice in the energy and gas utility industries. Mr. Tumminello was the group president of commercial businesses for Southern Company Gas, a natural gas utility and energy services company and a subsidiary of Southern Company, a gas and electric utility company headquartered in Atlanta, Georgia. He served in this most recent role since 2016 prior to retiring on April 30, 2021. In this role, he was responsible for all operations outside of the regulated entities, including wholesale services, retail energy and all midstream businesses, including pipeline investments and gas storage. In addition, he served on the board of the Southern Company Gas Foundation and was a member of the Southern Company Gas management council.

  Prior to joining Southern Company Gas in 2003, Mr. Tumminello was vice president of energy supply for Green Mountain Energy Company, a renewable energy company, and worked for TPC Corporation, a midstream energy company, and ARCO Oil and Gas Company, a provider of oil and natural gas, in various capacities in energy marketing, storage and transportation asset management, petroleum engineering, finance and planning, mergers and acquisitions and project evaluation. Mr. Tumminello was recently vice chair at the Interstate Natural Gas Association of America where he served as the board chair of the climate policy committee. He is an advisory board member at Cristo Rey Jesuit College Preparatory School of Houston. He also serves as a director of CareerSpring. Mr. Tumminello earned a Bachelor of Science degree in petroleum engineering from Louisiana Tech University and a Master’s degree in Business Administration from the University of Southwestern Louisiana.

  Since January 2023, Mr. Tumminello has served on the board of Centrio, a private, QIC portfolio company focused on the business of owning and operating district energy assets and developing public-private infrastructure projects, primarily with universities. Mr. Tumminello previously served on the board of Renewa, a private, QIC portfolio company focused on the business of owning land related to existing and new development projects.

  We believe that Mr. Tumminello’s business, operational and management expertise, including his specific experience as group president of commercial businesses for Southern Company Gas, more than 30 years of experience in the energy industry and experience serving on the board of directors of Centrio, provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

Dwayne Wilson
  Mr. Wilson became a director of our Company on June 16, 2021. Mr. Wilson has over 38 years of experience in the engineering, procurement and construction industry. Mr. Wilson also currently sits on the boards of Crown Holdings, Inc., a leading global supplier of packaging products, Sterling Infrastructure, Inc., a publicly traded heavy civil construction company, and Ingredion Incorporated, a leading global ingredients solutions company, where he previously chaired the compensation committee. From 2017 to 2020, he served on the board of AK Steel Holding Corporation, a leading producer of flat-rolled carbon, stainless and electrical steel products and carbon and stainless tubular products, where he served on the public and environmental affairs committee, as well as the nominating and corporate governance committee.

  Previously, Mr. Wilson was senior vice president of Fluor Corporation, a publicly traded multinational engineering and construction firm, serving in the role from 2014 to 2016. From 1980 until 2011, he served in roles of increasing executive responsibility with Fluor Corporation, including as group president of industrial & infrastructure, president of mining and metals, president of commercial & institutional and vice president of manufacturing and life sciences. From 2011 until 2014, he served as president and chief executive officer of Savannah River Nuclear Solutions, a joint venture between Fluor Corporation, Honeywell International Inc. and Newport News Nuclear, Inc. Mr. Wilson earned a Bachelor of Science degree in civil engineering from Loyola Marymount University.

  We believe that Mr. Wilson’s business, operational and management expertise, including his specific experience as a senior executive of a publicly traded company, and over 10 years of public company board experience provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	10	2025 Proxy Statement

Board Meeting Quorum Requirements
Our Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the directors constituting the Board shall constitute a quorum for the transaction of business.
The Board met eight times in 2024. No director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings of all committees on which each such director served that were held during the period in which such director served.
We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors attended the annual meeting in 2024.
Director Independence and Categorical Standards
As a matter of policy and in accordance with the New York Stock Exchange (the “NYSE”) listing standards, the Board should consist of a majority of independent directors. The Board must affirmatively determine that a director has no material relationship with DT Midstream, either directly or indirectly, or as a partner, stockholder or officer of an organization that has a relationship with DT Midstream. The Board has established the following categorical standards for director independence, which are more stringent than the NYSE independence standards:
A director for whom any of the following is true will not be considered independent:
•	A director who is currently, or has been in the past three years, an employee of DT Midstream or a subsidiary.
•	A director whose immediate family member is, or has been within the last three years, an executive officer of DT Midstream.
•
A director who receives, or whose immediate family member receives, more than $120,000 in compensation directly from DT Midstream during any twelve-month period within the last three years, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
A director who is a current partner of a firm that is DT Midstream’s internal or external auditor; a director that has an immediate family member who is a current partner of such a firm; a director that has an immediate family member who is a current employee of such a firm and personally works on DT Midstream’s audit; or a director or immediate family member that was, within the last three years, a partner or employee of such a firm and personally worked on DT Midstream’s audit within that time.

•
A director who, or whose immediate family member, is employed, or has been employed within the last three years, as an executive officer of another company where any of DT Midstream’s present executives at the same time serves or served on that company’s compensation committee.

•
A director who is a current employee, or whose immediate family member is, a current executive officer, of a company that has made payments to, or received payments from, DT Midstream for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. Charitable contributions are not considered “payments” for purposes of this prohibition.

The Board has affirmatively determined, after applying these standards and considering all relevant facts and circumstances, that all of our directors other than Robert Skaggs, Jr. and David Slater qualify as independent and have no material relationship with DT Midstream. The independent directors are Angela Archon, Stephen Baker, Elaine Pickle, Peter Tumminello and Dwayne Wilson. Robert Skaggs, Jr. and David Slater are not independent directors and may be deemed to be affiliates of DT Midstream under the categorical standards. Robert Skaggs, Jr. is not considered independent due to his previous employment with the Company in the past three years. David Slater is not considered independent due to his role as President and Chief Executive Officer of DT Midstream. No material relationships exist that the Board was required to consider when determining the independence of the directors other than Robert Skaggs, Jr. and David Slater.

DT Midstream	11	2025 Proxy Statement

Executive Sessions
Independent directors meet in executive session in which independent directors meet without the presence or participation of management at most regular Board meetings and meet in executive session at other times whenever they believe it is appropriate. Stephen Baker as the Lead Independent Director chairs the executive sessions of the independent directors.
Compensation Committee Interlocks and Insider Participation
No member of our O&C Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board) of another entity, any of whose executive officers served on the O&C Committee of DT Midstream.
Director Continuing Education and Orientation
Our Governance Guidelines establish recommendations for director education. All new members of the Board are encouraged to participate in the Company’s orientation program for directors, which includes training on the Company’s structure, business policies, financial reporting and key regulatory issues. The Corporate Governance Committee evaluates the background of each new director and may, if it deems appropriate, request that the new director attend at least one director education program within one year after the date of their election. New directors also conduct visits to some of the Company’s sites of operation and have meetings with key people at the Company, including management, to help facilitate the onboarding process. As of the Record Date, all of our directors have completed the Company’s director orientation and education program. In addition, all directors are encouraged to participate in continuing education programs to enhance their skills, assist in fulfilling their responsibilities and stay current and knowledgeable about the business of the Company including through programs such as the National Association of Corporate Directors Directorship Certification Program and periodic trainings conducted by third-party experts.
Committees of the Board
Our Board has an Audit Committee, O&C Committee, Corporate Governance Committee, Finance Committee and Environmental, Social and Governance Committee (“ESG Committee”). The Board committees act in an advisory capacity to the full Board, except that the O&C Committee has direct responsibility for the Chief Executive Officer’s goals, performance and compensation along with compensation of other executive officers, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the independent registered public accounting firm. Our Board has adopted a written charter for each of the standing committees that clearly establishes the committees’ respective roles and responsibilities, which is posted to our website at dtmidstream.com/company/governance. In addition, each committee has the authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties. The Board has determined that each member of the Audit, O&C and Corporate Governance Committees is independent under our categorical standards and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board has determined that each member of the Audit Committee meets the independence requirements under the SEC rules and the NYSE listing standards applicable to audit committee members. The Board has also determined that each member of the O&C Committee meets the independence requirements under the SEC rules and the NYSE listing standards applicable to compensation committee members.
Audit Committee
Our Audit Committee consists of Mr. Baker, Ms. Pickle and Mr. Tumminello, with Ms. Pickle serving as chair and as the audit committee financial expert. The Audit Committee met five times during 2024.
The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” The responsibilities of our Audit Committee are more fully described in our Audit Committee charter. Among other duties, our Audit Committee:
•
assists the Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence of the independent registered public accounting firm, including integrity of the financial statements;

•	reviews the scope of the annual audit and the annual audit report of the independent registered public accounting firm;

DT Midstream	12	2025 Proxy Statement

•	reviews financial reports, internal controls and financial, accounting and cybersecurity risk exposures;
•	discusses with management (i) earnings press releases and (ii) material financial information and earnings guidance;
•	reviews the policies, programs, performance and activities relating to DT Midstream’s compliance with legal and regulatory requirements and ethics programs;
•	reviews accounting policies and system of internal controls over financial reporting;
•	oversees the risk assessment process;
•	assumes responsibility for the appointment, replacement, compensation and oversight of the independent registered public accounting firm including its qualifications and independence;
•	reviews and pre-approves permitted non-audit functions performed by the independent registered public accounting firm;
•	reviews the scope of work performed by the internal audit function;
•	reviews legal or regulatory requirements or proposals that may affect the committee’s duties or obligations; and
•	retains independent outside professional advisors, as needed.
The Audit Committee has at least three members and consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act and under our categorial standards. Each member of the Audit Committee is financially literate, and at least one member of the Audit Committee has accounting and related financial management expertise and satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its business judgment.
Organization and Compensation Committee
Our O&C Committee consists of Ms. Archon, Ms. Pickle and Mr. Wilson, with Mr. Wilson serving as chair. The O&C Committee met six times during 2024.
The O&C Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE, Rule 10C-1 under the Exchange Act and under our categorical standards and are “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The responsibilities of our O&C Committee are more fully described in our O&C Committee charter. Among other duties, our O&C Committee:
•	reviews the Chief Executive Officer’s performance and determines and approves the Chief Executive Officer’s compensation;
•	approves the compensation of certain other executive officers and executive compensation and benefit programs generally;
•	reviews and approves executive employment agreements, severance agreements and change-in-control agreements, along with any amendments to such agreements;
•
assesses and discusses with the Board the relationship between the inherent risk in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to DT Midstream’s business strategies;

•	reviews compensation disclosure and recommends inclusion in DT Midstream’s annual report or proxy statement;
•	reviews DT Midstream’s policies and programs promoting diversity, equity and inclusion among DT Midstream’s employees and executive officers;
•	recommends to the full Board the executive officers to be appointed by the Board;
•	reviews succession and talent planning;
•	evaluates the independence of the independent compensation consultant, if any, at least annually;
•	reviews and discusses with management any transactions with the independent compensation consultant, if any, or its affiliates; and
•	retains independent outside professional advisors, as needed.

DT Midstream	13	2025 Proxy Statement

Corporate Governance Committee
Our Corporate Governance Committee consists of Ms. Archon, Mr. Baker and Mr. Wilson, with Ms. Archon serving as chair. The Corporate Governance Committee met four times during 2024.
The Corporate Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and under our categorical standards.
The responsibilities of our Corporate Governance Committee are more fully described in our Corporate Governance Committee charter. Among other duties, our Corporate Governance Committee:
•	considers the organizational structure of the Board;
•	identifies and reports to the Board risks associated with DT Midstream’s governance practices and the interaction of DT Midstream’s governance with enterprise risk management;
•	recommends the nominees for directors to the Board;
•	reviews recommended compensation arrangements for the Board, director and officer indemnification and insurance for the Board;
•	reviews recommendations for director nominations received from stockholders;
•	reviews stockholder proposals and makes recommendations to the Board regarding DT Midstream’s response;
•	reviews best practices in corporate governance and recommends corporate and Board policies/practices, as appropriate; and
•	retains independent outside professional advisors, as needed.
Finance Committee
Our Finance Committee consists of Mr. Baker, Ms. Pickle and Mr. Tumminello, with Mr. Baker serving as chair. The Finance Committee met seven times during 2024.
The responsibilities of our Finance Committee are more fully described in our Finance Committee charter. Among other duties, our Finance Committee:
•	reviews matters related to financial policies, capitalization and credit ratings;
•	reviews financial plans;
•	recommends dividend policy to the Board;
•	reviews financial planning policies and investment strategy;
•	reviews certain capital expenditures;
•	reviews financial risk management;
•	receives reports on strategy, corporate preparedness analysis and investment policies;
•	approves DT Midstream’s capital markets plan, including the issuance and retirement of debt and equity;
•	reviews certain potential mergers, acquisitions and divestitures;
•	reviews investor relations activities; and
•	retains independent outside professional advisors, as needed.

DT Midstream	14	2025 Proxy Statement

Environmental, Social and Governance Committee
Our ESG Committee consists of Ms. Archon, Mr. Tumminello and Mr. Wilson, with Mr. Tumminello serving as chair. The ESG Committee met four times during 2024.
The responsibilities of our ESG Committee are more fully described in our ESG Committee charter. Among other duties, our ESG Committee:
•
reviews strategy, policies, practices, and disclosures with respect to environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters, which we collectively refer to as “ESG Matters”;

•	assists the Board in oversight of communications with employees, investors and other stakeholders with respect to ESG Matters;
•	oversees DT Midstream’s reporting and disclosure of ESG Matters;
•	reviews and provides insights in the drafting of the Company’s published Corporate Sustainability Report; and
•	retains independent outside professional advisors, as needed.
Director Compensation
We have adopted a competitive compensation program for our non-employee directors to enable us to attract and retain high-quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our shares of common stock to further align their interests with those of our stockholders. Directors who are also employees of DT Midstream do not receive any additional compensation for their services as directors.
Our non-employee directors’ annual compensation consists of the following cash and equity-based compensation components:

Cash Compensation
Cash retainer	$100,000 annually; Chairman of the Board receives an additional cash retainer of $100,000 annually
Committee chair retainer
$20,000 annually for Audit Committee Chair and Lead Independent Director; $15,000 annually for each of the O&C Committee Chair, Corporate Governance Committee Chair, Finance Committee Chair and ESG Committee Chair

Equity Compensation
Annual equity compensation	A variable number of restricted stock units of DT Midstream valued at $115,000 annually deferred for one year or until retirement, whichever is elected by the director

DT Midstream	15	2025 Proxy Statement

Director Compensation Table for 2024
The following table sets forth information concerning the compensation of the Company’s non-employee directors who received compensation for 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Angela Archon	$115,000	$115,000	$230,000
Stephen Baker	$135,000	$115,000	$250,000
Elaine Pickle	$120,000	$115,000	$235,000
Robert Skaggs, Jr.	$200,000	$115,000	$315,000
Peter Tumminello	$115,000	$115,000	$230,000
Dwayne Wilson	$115,000	$115,000	$230,000

(1)
Represents the grant date fair value computed in accordance with ASC Topic 718 of the annual grants of restricted stock units, which will vest on May 10, 2025 or, if elected by the director, upon the director’s retirement from the Board, subject, in each case, to the director’s continued service as a non-employee director for the Company through that date. As of December 31, 2024, our non-employee directors held the following number of outstanding restricted stock units (including reinvested dividends): Ms. Archon—1,791; Mr. Baker—7,851; Ms. Pickle—7,851; Mr. Skaggs—1,791; Mr. Tumminello—5,828; and Mr. Wilson—7,851.

In addition, we require that each non-employee director, within five years after initial election to the Board, own shares of the Company’s common stock having a value equal to five times their total annual cash retainer. In addition to directly owned shares, restricted stock units are counted toward the fulfillment of this ownership requirement. All of our directors are on track to meet this requirement within the five-year period.

DT Midstream	16	2025 Proxy Statement

CORPORATE GOVERNANCE
Our Commitment to Sound Corporate Governance
At DT Midstream, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our stockholders. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of DT Midstream and our stockholders. We strive to maintain sound governance standards, as reflected in our Governance Guidelines, Code of Business Conduct and Ethics, our systematic approach to risk management and our commitment to transparent financial reporting and strong internal controls.
The following documents are available on the Corporate Governance section of our website, dtmidstream.com/company/governance, where you can access information about corporate governance at DT Midstream:
•	Governance Guidelines;
•	Board of Directors Code of Business Conduct and Ethics;
•	Director Independence Standards;
•	Related Party Transactions Policy;
•	Corporate Policy on Political Engagement;
•
Information about our confidential ethics violation reporting program, which allows DT Midstream employees and other stakeholders to identify potential instances of non-compliance or unethical practices confidentially and outside the usual management channels; and

•	Information about how to communicate concerns to the Board
The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.
Human Capital Resources
DT Midstream recognizes that being innovative is necessary for our continued growth. We currently employ approximately 550 employees, all of whom are employed full-time, exclusive of our student intern program. This includes approximately 150 employees who joined DT Midstream to support DTM Interstate Transportation as part of the Company’s acquisition of 100% of the equity interests of each of Guardian Pipeline, L.L.C., Midwestern Gas Transmission Company and Viking Gas Transmission Company in December 2024 (the “Midwest Pipeline Acquisition”). All of our employees are in the U.S., with our headquarters in Detroit, Michigan and locations in Illinois, Indiana, Kentucky, Louisiana, Minnesota, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, West Virginia, and Wisconsin. None of our employees are covered by collective bargaining agreements. We believe that our employee relations are good.
Our human capital resources objectives center around employee engagement, fostering our culture, and leadership development, including training, which is focused on our Know, Support and Respect priorities discussed below. We maintain and grow our team using practices that help us identify, hire, incentivize and retain our existing employees. Our employees have access to mentoring and educational development opportunities, including leadership development programs for emerging leaders identified at various levels within our corporate structure. In conjunction with our Board’s succession planning review described below under “The Board’s Role in Strategy and Succession Planning”, our executive leadership team meets annually with the O&C Committee to discuss executive leadership succession, including successor candidates and emerging leaders for management positions within the Company.

DT Midstream	17	2025 Proxy Statement

DT Midstream is committed to building an empowered and engaged team that delivers safe and reliable service to our customers. Rather than having stand-alone programs, we integrate these practices into our overall operating model and focus on the outcomes of Knowing, Supporting, and Respecting one another. We regularly review our representation demographics and engagement scores and we evaluate our success based on our ability to advance our Know, Support and Respect Culture priorities:
•	Know — Deliberately understanding the demographics and cultural norms of the communities where we live and operate;
•
Support — Honestly understanding and listening to the perspectives and needs of all employees, regardless of location, position, or tenure - and developing strategic action plans based on annual engagement survey feedback; and

•	Respect — Respect is required, so every employee will feel comfortable being themselves at work.
Health and Safety
The health and safety of people, including our employees, contractors, customers, and the communities we serve is our top priority. Our safety culture is maintained and strengthened by our safety team, which monitors events, compliance and training activities.
We monitor our safety performance with leading and lagging indicators, such as safety observations, near-misses and the OSHA recordable injury metrics.
Compensation and Benefits Description
Our human capital resources objectives also include recruiting, incentivizing, fostering belonging and retaining top talent. To achieve this, we offer all employees competitive compensation packages, annual and long-term incentive programs, defined contribution retirement savings plans and an employer contribution match, as well as paid time off, medical, dental, vision and other employee benefits. We review our compensation practices annually to ensure that pay is fair and internally equitable, and we believe our long-term incentive plan is important for our ability to attract, retain, motivate, and reward employees. For additional information on the metrics used in our incentive plans, see the section titled “Annual and Long-Term Incentives”.
Criteria for Board Membership
We believe our Board should be comprised of directors who have had high-level executive experience, have been directors on other boards, or worked extensively with public company boards and have been tested through economic downturns and crises. Industry experience, regional relationships and a broad diversity of experience and backgrounds are also factors in Board nominee selection. Although we have not adopted a formal diversity policy, we value the diversity of our Board. The Board’s Governance Guidelines reflect our belief that its membership should reflect a diversity of experience, gender, race, ethnicity and age, and we consider those factors in the identification and evaluation of candidates for Board membership.
The Corporate Governance Committee considers candidates who have been properly nominated by stockholders, as well as candidates who have been identified by Board members and DT Midstream personnel. In addition, the Corporate Governance Committee may use a search firm to assist in the search for candidates and nominees and to evaluate the nominees’ skills against the Board’s criteria. Potential candidates are reviewed and evaluated by the Corporate Governance Committee, and selected candidates go on to be interviewed by one or more Corporate Governance Committee members. An invitation to join the Board is extended by the Board itself, through the Chairman of the Board and the Chair of the Corporate Governance Committee.
Under our Bylaws, a group of up to 20 stockholders owning 3% or more of DT Midstream’s outstanding common stock continuously for at least three years may nominate and include in our proxy materials a candidate for the Board, which we refer to as a “Stockholder Nominee”, provided that the stockholder(s) and the Stockholder Nominee satisfy the requirements specified in our Bylaws. The total number of Stockholder Nominees that we must include in our proxy materials in a given year shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office at the time of the nomination.

DT Midstream	18	2025 Proxy Statement

Board Leadership Structure
The Corporate Governance Committee routinely reviews our governance practices and board leadership structure.
Robert Skaggs, Jr. serves as the Chairman of the Board. Under our Governance Guidelines, the Board has designated Stephen Baker, a non-employee director, to serve as the Lead Independent Director when the Chairman is not independent.
Assessment of Board and Committee Performance
The Board evaluates its performance on an annual basis, the process of which is overseen by the Corporate Governance Committee. The evaluation is an assessment of the Board’s contribution as a whole, as well as a review of specific areas where the Board and management believe that the Board can better contribute or can better utilize more effective operational practices. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. Each Board member performs an annual peer review of the other directors who have served one year or more. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively. The results of the individual peer review are reviewed by the Chair of the Corporate Governance Committee and discussed with the Corporate Governance Committee. The Chair of the Corporate Governance Committee discusses the results of the peer review with individual directors, as directed by the Corporate Governance Committee.
Additionally, the O&C Committee of the Board annually evaluates the performance of the Chief Executive Officer. The Chair of the O&C Committee discusses the results of such evaluation with the non-management directors in an executive session and communicates the results thereafter with the Chief Executive Officer. The evaluation is based on both objective and subjective criteria. Some of the factors upon which the Chief Executive Officer will be evaluated include corporate performance, development of management and the accomplishment of annual objectives and long-term strategic goals. The O&C Committee factors this evaluation when considering the compensation of the Chief Executive Officer.
Terms of Office
In accordance with our Certificate of Incorporation, each director is elected annually for a term of one year.
The Board has not established term limits for directors. We assure the independence and ongoing effectiveness of each independent director through the individualized peer assessment process described above, in which each Board member annually undergoes a rigorous evaluation by the other members. In addition, the Corporate Governance Committee of the Board has established policies that directors (other than current or retired chief executive officers of DT Midstream or our subsidiaries) shall not stand for election after attaining the age of 72 and directors who are current or retired chief executive officers of DT Midstream or our subsidiaries shall not stand for election after attaining the age of 70, in either case, unless the Board waives such age limit when circumstances exist which make it prudent to continue the service of the particular director. Except for the Chief Executive Officer and Executive Chairman, who may continue to serve as a director after retirement, any other employees who are also directors will not stand for re-election after retiring from employment with DT Midstream.
The Board’s Role in Strategy and Succession Planning
The Board reviews the Company’s financial performance on a regular basis at Board meetings and through regular updates from management. The Board also periodically reviews and assesses the Company’s short and long-term strategy and performance, on both an absolute basis and in relation to the performance, practices and policies of its peers.
The Board also reviews the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the Chief Executive Officer. In that regard, the Chief Executive Officer keeps the Board and the O&C Committee informed of management’s recommendations regarding succession plans, including through an annual report to the Board and O&C Committee on recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The Chief Executive Officer provides to the Board, on a continuing basis, his recommendation as to a successor in the event of an unexpected emergency. The Corporate Secretary is the custodian of this confidential recommendation. The Board also reviews succession planning with respect to the Company’s other key executive officers and ensures that directors have substantial opportunities to engage with successor candidates, including emerging leaders. The Board has access to external consultants, as needed.

DT Midstream	19	2025 Proxy Statement

Board Risk Oversight Functions
Each Board committee is responsible for overseeing and considering risk issues relating to their respective committee which includes the following:

Board Committee	Areas of Risk Oversight
Audit Committee
Overall review of risk issues, policies and controls associated with our overall financial reporting and disclosure process and legal and regulatory compliance, and review policies on risk control assessment and financial, accounting and cybersecurity risk exposure.

Organization and Compensation Committee
Assess and discuss with the Board the relationship between the inherent risks in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to DT Midstream’s business strategies.

Corporate Governance Committee	Review risks associated with DT Midstream’s governance practices and the interaction of DT Midstream’s governance with enterprise risk-level management.
Finance Committee	Review of financial, capital, credit and insurance risk.
Environmental, Social and Governance Committee	Review DT Midstream’s risk exposures as they relate to ESG Matters and the management of those risks.

All Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing DT Midstream. In addition to its regularly scheduled committee meetings, the Audit Committee meets with the Chief Financial Officer, the Chief Audit Executive and Chief Risk Officer and the independent registered public accounting firm in executive sessions at least semi-annually and meets with the General Counsel and the Chief Ethics and Compliance Officer at least annually in separate executive sessions. DT Midstream’s Chief Audit Executive and Chief Risk Officer attends all Audit Committee meetings. The Chief Audit Executive and Chief Risk Officer and Chief Financial Officer meet annually with either the Audit Committee or the full Board to update the members on DT Midstream’s enterprise-level risk management. The Chief Audit Executive and Chief Risk Officer and the Chief Financial Officer also periodically meet with the other Board committees and the full Board as may be required.
We also utilize an internal Executive Committee, which is chaired by the Chief Executive Officer and is comprised of the Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Administrative Officer and other senior officers. Among other things, the internal Executive Committee directs the ongoing management of a comprehensive set of enterprise level risks, including the establishment and regular review of risk mitigation efforts.
We believe that the committee structure of risk oversight is in the best interests of DT Midstream and our stockholders. Each committee member has expertise on risks relative to the nature of the committee on which he or she sits. The entire Board is in a position to assess the overall risk implications, to evaluate how they may affect DT Midstream and to provide oversight on appropriate actions for management to take. When granting authority to management, approving strategies and receiving management reports, the Board and committees consider, among other things, the risks we face.
Procedures for Approval of Related Party Transactions
Our Board has adopted a written policy regarding the review, approval and ratification of transactions with related parties. This policy provides that our Corporate Governance Committee shall conduct a reasonable prior review and oversight of all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of DT Midstream and its stockholders. The Corporate Governance Committee shall also review such other transactions of DT Midstream in which any “related party” had, has or will have a direct or indirect material interest. In general, “related parties” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing parties. Our Corporate Governance Committee will approve or ratify only those transactions that are fair and reasonable to DT Midstream and in DT Midstream and its stockholders’ best interests.

DT Midstream	20	2025 Proxy Statement

A director may not be involved in a business transaction in which the director has a conflict of interest with DT Midstream. Anything that could present a conflict of interest for a director may also present a conflict of interest if it is related to a member of his or her immediate family. Because potential conflicts of interest may not always be clear cut, directors, individuals subject to Section 16 of the Exchange Act and senior executive officers will be expected to disclose any material transaction or relationship that involves, or may involve, a conflict of interest or potential conflict of interest with DT Midstream promptly to the chair of DT Midstream’s Corporate Governance Committee or the Chairman of the Board, who may consult with legal counsel, as appropriate.
Communications with the Board
We have established several methods for stockholders or other non-affiliated persons to communicate their concerns to our directors. Concerns regarding auditing, accounting practices, internal controls, or other business ethics issues may be submitted to the Audit Committee through its reporting channel:

By telephone: (855) 222-0671	By mail: For auditing, accounting or internal control matters: DT Midstream, Inc. Audit Committee 500 Woodward, Suite 2900 Detroit, Michigan 48226	For business ethics issues: DT Midstream, Inc. Ethics and Compliance Office 500 Woodward, Suite 2900 Detroit, Michigan 48226
By Internet: www.lighthouse- services.com/dtmidstream

Any other concern may be submitted to the Corporate Secretary by mail for prompt delivery to the Lead Independent Director at: Lead Independent Director, c/o Corporate Secretary, DT Midstream, Inc., 500 Woodward, Suite 2900, Detroit, Michigan 48226.
Insider Trading, Anti-Hedging and Anti-Pledging Policies
The Board and management of the Company take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to trading our stock. The Company has adopted an Insider Trading Policy applicable to all of the Company’s and its subsidiaries’ employees, officers, directors and contract personnel with respect to transactions in the Company’s securities. The Company also maintains policies which expressly prohibit hedging Company securities by all officers and directors of the Company. Our Governance Guidelines prohibit directors from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for any loan or indebtedness and our Officer Code of Business Conduct and Ethics prohibit officers from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for any loan or indebtedness. These prohibitions include, but are not limited to, holding such shares in a margin account.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires DT Midstream’s directors and executive officers and persons who own more than 10% of a registered class of DT Midstream’s equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of DT Midstream. To DT Midstream’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2024, no executive officer or director of DT Midstream failed to file reports required by Section 16(a) on a timely basis other than one late filing by Mr. Tumminello reporting nine delinquent transactions.

DT Midstream	21	2025 Proxy Statement

1	Proposal: Election of Directors
The Board has nominated the following seven director candidates, each of whom currently serve as our directors, to hold office until our 2026 annual meeting of stockholders: Angela Archon, Stephen Baker, Elaine Pickle, Robert Skaggs, Jr., David Slater, Peter Tumminello and Dwayne Wilson.
The Company representatives named in the proxy card intend to vote for the election of each of the director nominees above, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees.
For details regarding the qualifications and the specific experiences, qualifications and skills of each of our director nominees, see the section titled “Our Board of Directors.”
Vote Required
Approval of Proposal No. 1 requires the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

The Board recommends you vote FOR each of the nominated directors.

DT Midstream	22	2025 Proxy Statement

2	Proposal: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has approved the retention of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for the fiscal year ending December 31, 2025. We are asking that you ratify that appointment, although your ratification is not required. A PwC representative will attend the Annual Meeting and have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from stockholders.
PwC Information
The following table presents fees for services rendered by PwC during the fiscal years ended December 31, 2024 and December 31, 2023:

For the Year Ended December 31,	2024	2023
Audit fees	$2,598,000	1,451,102
Tax fees	63,833	135,000
All other fees(1)	2,000	900
Total	$2,663,833	$1,587,002

(1)	Consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s disclosure checklist tool.
Audit fees were higher in 2024 due to an increase in scope of services provided primarily as a result of acquisition activity in 2024.
The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.
Audit Fees
These amounts represent fees of PwC for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, the review of quarterly consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, comfort letters and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Tax Fees
Tax fees generally consist of tax compliance and tax planning services. Tax compliance services consist of preparing tax returns. Tax planning services consist of interpretation of tax law and regulations in applicable tax jurisdictions.

DT Midstream	23	2025 Proxy Statement

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that PwC is independent. In addition, the Audit Committee pre-approves all work and fees that are performed by our independent registered public accounting firm.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of a majority of the voting power of the Company’s common stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will be counted as votes “AGAINST” this proposal.

The Board recommends you vote FOR the ratification of the appointment of
PricewaterhouseCoopers LLP as the independent registered public accounting firm for the
Company for the fiscal year ending December 31, 2025.

DT Midstream	24	2025 Proxy Statement

Audit Committee Report
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates such information by reference.
The Audit Committee has reviewed and discussed with DT Midstream’s management, internal auditors, and PwC the audited consolidated financial statements and the reporting process, including the systems of internal controls, of DT Midstream contained in DT Midstream’s Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from management and DT Midstream.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in DT Midstream’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee
Elaine Pickle (Chairperson)	Stephen Baker	Peter Tumminello

DT Midstream	25	2025 Proxy Statement

3	Proposal: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires the Company to provide stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement and in the tabular and narrative disclosure regarding Named Executive Officer compensation, all contained under the heading “Executive Compensation” in this proxy statement.
The Company’s executive compensation program is designed to include elements of cash and equity-based compensation to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We emphasize competitive, performance-based compensation to attract and retain talented executives and align the interests of our executives with those of our stockholders.
Our executive compensation programs have been important in driving the Company’s success in achieving its corporate and financial objectives by tying executive compensation to achieving very specific goals in each of our key priority areas.
The O&C Committee employs high standards of corporate governance when implementing and reviewing our executive compensation programs. The O&C Committee ensures independence of committee members and compensation consultants, avoids conflicts of interest and provides stockholder disclosure in accordance with SEC and NYSE requirements.
For these reasons, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the overall executive compensation paid to the Named Executive Officers of the Company, as described in the Compensation Discussion and Analysis and the tabular and narrative disclosure regarding Named Executive Officer compensation contained in this proxy statement.”
Because this vote is advisory, it will not be binding upon the Company or the Board. The O&C Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends you vote FOR the proposal to approve executive compensation.

DT Midstream	26	2025 Proxy Statement

4	Proposal: Approval of a Stockholder Rights Proposal to Amend the Company's Certificate of Incorporation to Provide a 25% Threshold for Stockholders to Request Special Meetings
Approval of a Stockholder Rights Proposal to amend the Company’s Certificate of Incorporation to eliminate the prohibition on the ability of the Company’s stockholders to call a special meeting of stockholders, and, in accordance with a certain proposed amendment to the Company’s Bylaws, grant stockholders owning for a minimum of one full year not less than 25% of the voting power of all outstanding shares of the Company’s common stock the ability to request a special meeting of stockholders.
The Company’s Certificate of Incorporation and Bylaws each currently provide that a special meeting of stockholders may only be called by the Chairperson of the Board, the Chief Executive Officer of the Company or the Board and the ability of stockholders of the Company to call a special meeting of stockholders is specifically denied.
After due consideration, and upon the recommendation of the Corporate Governance Committee, the Board has approved, subject to stockholder approval, an amendment to Section 7.02 of the Certificate of Incorporation to eliminate the prohibition on the ability of the Company’s stockholders to call a special meeting of stockholders. In addition, the Board has also approved, subject to stockholder approval of the related amendment to the Certificate of Incorporation, a certain amendment to Section 1.03 of the Company’s Bylaws to permit stockholders owning at least 25% (the “Requisite Percentage”) of the outstanding shares of the Company’s Voting Stock (as defined in the Company’s Certificate of Incorporation) for a minimum of one full year prior to the date such request is delivered to the Company to call a special meeting of stockholders. Such written request must be made in accordance with certain procedural and informational requirements set forth in the Bylaws.
The proposal is a result of the Board’s ongoing review of corporate governance matters and its policy for open dialog and communication with the Company’s stockholders. The Board and the Corporate Governance Committee support the concept of providing stockholders with the right to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the outstanding shares of the Company for a non-transitory period of time. The Board believes that establishing a 25% ownership threshold and one-year holding period to request a special meeting of stockholders strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could request that the Company call one or more special meetings of stockholders that could result in unnecessary financial expense and disruption to the Company’s business. The Board believes that special meetings of stockholders should only be called to consider extraordinary events that are of interest to a broad base of

DT Midstream	27	2025 Proxy Statement

stockholders and that cannot be delayed until the next annual meeting. Additionally, preparing for a stockholder meeting requires significant attention of our directors, officers and other employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of our stockholders.
The Bylaw amendment has been approved by our Board but will only become effective if this amendment to the Certificate of Incorporation is approved. Pursuant to these amendments, only shares that have been held of record or beneficially owned for one year or longer will be counted towards the 25% ownership threshold, to ensure that the stockholders seeking to call a special meeting have a true economic and long-term interest in the Company. In addition, the Bylaw amendment would establish the procedures by which stockholders may require the Chairperson of the Board to call a special meeting. The amended Bylaws would impose certain procedural requirements on stockholders requesting such a meeting.
The Bylaw amendment provides that a special meeting shall, to the extent practicable, be called within 90 calendar days after the receipt by the Company of valid requests by holders of the Requisite Percentage of shares.
The Bylaw amendment has been approved by the Board but is conditioned upon stockholder approval of the amendment to the Certificate of Incorporation pursuant to this proposal.
If the amendment to the Certificate of Incorporation is approved by the stockholders at the Annual Meeting, then it will become effective upon filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after the Annual Meeting. If this proposal is not approved, neither the proposed amendment to the Certificate of Incorporation nor the related amendment to the Bylaws will take effect.
The above description is a summary and is qualified by and subject to the full text of the proposed amendments to our Certificate of Incorporation and Bylaws, which are set forth in Appendix A and Appendix B, respectively. Additions of text contained in the appendices are indicated by underlining and deletions of text are indicated by strikeouts. The amendments to the Certificate of Incorporation and Bylaws will be effected by amending and restating such documents.
Vote Required
Approval of Proposal 4 requires the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the Company’s common stock entitled to vote generally in the election of directors. Abstentions will be counted as votes “AGAINST” this proposal.

The Board recommends you vote FOR the Stockholder Rights Proposal.

DT Midstream	28	2025 Proxy Statement

5	Proposal: Stockholder Proposal to Support Shareholder Ability to Call for a Special Shareholder Meeting
The Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposal presented below. We strive to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. The following stockholder proposal may contain assertions about the Company that we believe are incorrect. The Board has not attempted to refute all such assertions. However, the Board has considered the proposal and recommends a vote based on the specific reasons set forth in the Board response. The Board urges stockholders to read this Proxy Statement and the Annual Report as well as the other information presented on the Company’s website.
The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting by John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, who beneficially owned not less than 30 shares of the Company’s common stock as of September 20, 2021. The proposal, along with the supporting statement, is included below.
Proposal 5 - Support Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.
A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the DT Midstream Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.
To guard against the DTM Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial liability of directors when they violate their fiduciary duty which is a disincentive for improved director performance. Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.
Companies can claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and DTM bylaws thus need to be updated accordingly.
Please vote yes:
Support Shareholder Ability to Call for a Special Shareholder Meeting -
Proposal 5

DT Midstream	29	2025 Proxy Statement

Vote Required
Approval of Proposal 5 requires the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the Company’s common stock entitled to vote generally in the election of directors. Abstentions will be counted as votes “AGAINST” this proposal.
The Board recommends you vote AGAINST the stockholder proposal and recommends a vote against it for the reasons set below:
Board Response
After careful deliberation, the Board has concluded that a 10% threshold for holders of our common stock to call a special meeting goes against the best interests of the Company and its stockholders.
The Company has Voluntarily Adopted a 25% Threshold
The Board recommends you vote for Proposal 4 (described above), which instead requires a 25% threshold for holders of our common stock to call a special meeting. The Board voluntarily adopted (subject to stockholder approval) the 25% threshold in January of 2025 based on peer benchmarking and stockholder input. Our proposal also ensures that the threshold can only be met by stockholders holding the requisite number of shares for a minimum of one full year prior to the date such request is delivered to the Company. We believe the proposed 25% threshold is consistent with mainstream practice in the midstream sector and it prevents misuse of the process by a small minority of stockholders, who may be pursuing narrow, short-term interests at the expense of the larger body of stockholders.
The Company has Substantially Addressed the Stockholder Proposal
As stated in Proposal 4, the Board and the Corporate Governance Committee support the concept of providing stockholders with the right to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the outstanding shares of the Company for a non-transitory period of time. The Board believes that establishing a 25% ownership threshold and one-year holding period to request a special meeting of stockholders strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could request that the Company call one or more special meetings of stockholders that could result in unnecessary financial expense and disruption to the Company’s business. The Board believes that special meetings of stockholders should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. Additionally, preparing for a stockholder meeting requires significant attention of our directors, officers and other employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of our stockholders.
The Company is Committed to Strong Corporate Governance Practices
Furthermore, we believe our existing governance practices and stockholder engagement process already provides stockholders with the opportunity to express their concerns and provide input. In addition, we hold an annual stockholder meeting at which all directors stand for election, and we have implemented a proxy access stockholder right for stockholders to nominate candidates for the Board. These best practices ensure Board accountability without the expense and risk associated with a lower special meeting threshold.
Because the Company already solicits feedback from stockholders on a regular basis, and because the high potential costs of a special meeting should be avoided when only a small percentage of stockholders agitate for such a meeting, the Board recommends that you vote against Proposal 5.

The Board recommends you vote AGAINST the proposal titled “Support Shareholder Ability to Call for a Special Shareholder Meeting.”

DT Midstream	30	2025 Proxy Statement

Management
Executive Officers
The following table and accompanying narrative present information, as of March 12, 2025, regarding the individuals who serve as executive officers of DT Midstream.

Name	Age	Position with DT Midstream
David Slater	59	President, Chief Executive Officer and Director*
Jeffrey Jewell	57	Executive Vice President and Chief Financial Officer
Christopher Zona	53	Executive Vice President and Chief Operating Officer
Wendy Ellis	60	Executive Vice President, General Counsel and Corporate Secretary
Melissa Cox	55	Executive Vice President and Chief Administrative Officer

*	For biography, see the section titled “Our Board of Directors.”

Jeffrey Jewell
Mr. Jewell has served as our Executive Vice President and Chief Financial Officer since the Spin-Off. He has over 25 years of experience in the energy industry, where he has worked in financial, accounting and risk management roles. Prior to the Spin-Off, Mr. Jewell was vice president, treasurer and chief risk officer for DTE Energy, a role that he held since 2019. He served as vice president and controller from 2014 to 2019, and as chief accounting officer from 2018 to 2019, for DTE Energy.

Prior to joining DTE Energy, Mr. Jewell held various financial and risk management leadership positions with Ernst & Young U.S. LLP, Koch Industries, Inc. and Duke Energy Corporation. Mr. Jewell is also a retired Captain of the United States Army Reserves. Mr. Jewell is a board member of the Michigan Crohn’s and Colitis Foundation, and is on the advisory board of the University of Michigan-Dearborn College of Business. Mr. Jewell earned a Bachelor of Business Administration degree in accounting and a Bachelor of Science degree in agricultural economics from Texas A&M University and a Master of Finance degree from the University of Michigan-Dearborn. Mr. Jewell also is a National Association of Corporate Directors Certified Director.

DT Midstream	31	2025 Proxy Statement

Christopher Zona
Mr. Zona has served as our Executive Vice President and Chief Operating Officer since the Spin-Off. He has over 30 years of experience in the energy industry, where he has worked in operational, engineering, construction and business development roles. Beginning in 2019, Mr. Zona served as the executive vice president of the DTE Energy Midstream Business. Mr. Zona has played key roles in the acquisition of the Appalachia Gathering System’s and Stonewall Gas Gathering Lateral Pipeline’s assets, bringing the NEXUS Gas Pipeline into service, development and execution of the Bluestone Gathering Lateral Pipeline and Susquehanna Gathering System businesses, expansion of the Washington 10 Storage Complex and completing the DTE Energy Midstream Business’ first solo FERC project with the Birdsboro Pipeline.

After joining DTE Energy in 2006, Mr. Zona has held positions of increasing responsibility, scope and breadth in the business development and project development of the DTE Energy Midstream Business. He started as manager of business development from 2006 to 2008 and was subsequently promoted to director of business development from 2008 to 2014. Mr. Zona was then promoted to vice president, planning, engineering and business development in 2014, and then to senior vice president, project development in 2016.

Prior to joining DTE Energy, Mr. Zona held various engineering, planning, construction and operations management positions for ANR Pipeline Company and SEMCO Energy Gas Company relating to gathering, transmission and storage operations. Mr. Zona earned a Bachelor of Science degree in chemical engineering from the University of Detroit.

Wendy Ellis
Ms. Ellis has served as our Executive Vice President, General Counsel and Corporate Secretary since the Spin-Off. She has over 25 years of experience in the energy industry, where she served in various legal and general counsel capacities. In 2020, Ms. Ellis was appointed executive director and general counsel for the DTE Energy Midstream Business, and, from 2019 to the Spin-Off, she served as executive director and general counsel for DTE Energy’s power and industrial businesses. Ms. Ellis also served as executive director and general counsel for DTE Electric Company, a wholly owned subsidiary of DTE Energy, from 2016 to 2019. From 2009 to 2016, Ms. Ellis was director and general counsel of DTE Gas Company, a wholly owned subsidiary of DTE Energy, and the DTE Energy Midstream Business with responsibility for all legal matters relating to commercial contracts and transactions at DTE Energy. After joining DTE Energy in 1994, at various times, she has also had responsibility for the company’s litigation, employment and labor practice groups as an expert attorney, legal director and associate general counsel.

Prior to joining DTE Energy, Ms. Ellis practiced at the Detroit law firm of Clark, Klein and Beaumont, P.L.C. (now Clark Hill PLC). Ms. Ellis is a member of the board of trustees of Crossroads of Michigan, a social service outreach agency located in Detroit. Ms. Ellis received a Bachelor of Arts degree in business management from Olivet College and a Juris Doctor degree from Northwestern University School of Law. Ms. Ellis also is a National Association of Corporate Directors Certified Director.

Melissa Cox
Ms. Cox has served as our Executive Vice President and Chief Administrative Officer since March 2024. Prior to this role, Ms. Cox served in several leadership roles throughout her career with the Company, including as Senior Vice President of Administration, a role she held from April 2022 through March 2024, and as Vice President of Information Technology beginning in July 2021. She also served as IT Director for DTE Energy from January 2015 through June 2021. Ms. Cox is also the President of the DT Midstream Foundation. Her experience spans automotive, banking, and energy industries and has focused on innovative solutions that accelerate time to value. Ms. Cox is a graduate of Oakland University where she earned a Bachelor of Science in Management Information Systems.

DT Midstream	32	2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
The following narratives and tables discuss the compensation paid in 2024 to our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers during 2024, whom we refer to collectively as our “Named Executive Officers” or “NEOs.” Our Named Executive Officers were determined based on the compensation earned during 2024, as shown in the “Summary Compensation Table” below. Our Named Executive Officers during 2024 were:
•	David Slater, President and Chief Executive Officer
•	Jeffrey Jewell, Executive Vice President and Chief Financial Officer
•	Christopher Zona, Executive Vice President and Chief Operating Officer
•	Wendy Ellis, Executive Vice President, General Counsel and Corporate Secretary
•	Melissa Cox, Executive Vice President and Chief Administrative Officer
Executive Summary
Our compensation philosophy is designed to align the interests of our executive officers with those of our stockholders by providing pay that is directly linked to the achievement of performance goals established to foster the creation of sustainable long-term stockholder value. At the root of our compensation philosophy is the use of variable, at risk compensation that connects pay outcomes with superior results and growth execution.
The Company believes in executive compensation that is competitive with our peers, has meaningful performance components, and has equity-based elements to encourage executives to maintain an appropriate ownership interest in the Company. Our performance-based compensation programs result in most of the compensation of our Chief Executive Officer being linked to the achievement of a combination of short-term and long-term Company and personal goals, and stockholder value creation.

DT Midstream	33	2025 Proxy Statement

The following elements comprise the total compensation awarded to our Named Executive Officers:

Elements of Compensation	How this Element Serves the Company’s Objectives
Base Salary
Provides a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company, and demonstrated performance.

The Company generally references median base salaries for our executive compensation peer group, taking into account differences in company size within the executive compensation peer group.

Annual Incentives
Intended to compensate individuals yearly based on the achievement of specific near-term, annual goals, which are established at the beginning of each year and approved by the O&C Committee.

The Board and management have identified several priority areas that management and the Board discuss regularly when reviewing Company performance. Our performance measures for annual incentive awards are the measurements that the Board uses to track progress in these key priority areas. Achievement of these performance objectives is a critical measure of the Company’s progress towards its goal of providing a comprehensive set of high-performing midstream pipeline, storage and gathering services to our customers.

Long-Term Incentives
Used to align executive actions with long-term management and stockholder objectives, providing rewards consistent with the creation of stockholder value.

Our plan is also designed to help retain executives over time and ensure they have a strong sense of ownership in the Company.

Pay-for-Performance Alignment
The Company’s compensation programs are designed to clearly align performance objectives for our Named Executive Officers with the interests of stockholders and with management’s system of priorities. Our executive compensation philosophy is to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We will continue to emphasize performance-based compensation for results that are consistent with stockholder and customer interests. The main objectives underlying this philosophy are:
•
Competitive: Compensation must be competitive to attract and retain talented executives – data from peer group companies are taken into consideration when analyzing our compensation practices and levels;

•
Performance-based: Compensation should have meaningful performance components – a portion of an executive’s total compensation opportunity is linked to predefined short-term and long-term corporate and financial objectives; and

•	Ownership culture: Compensation must include equity-based elements to encourage executives to have an ownership interest in the Company.

DT Midstream	34	2025 Proxy Statement

What We Do and What We Don’t Do
Our compensation programs are competitive and well-governed. We adopt best practices that make sense for our Company and industry, and avoid pay practices that are inconsistent with our pay-for-performance structure.
What We Do
✔
Multiple performance metrics: We use multiple absolute and relative performance measures in our short-term and long-term plans that link compensation to our corporate objectives and maximize stockholder value

✔	Majority of CEO pay at risk: We make the majority of our Chief Executive Officer’s compensation “at risk” to further tie compensation to performance and stockholder interests
✔	Independent oversight: Our O&C Committee is comprised of all independent directors and our compensation consultant is independent
✔	Clawback Policy: Our clawback policy allows the Company to recover incentive-based compensation from our executive officers in the event of an accounting restatement
✔	Ownership guidelines: Our executives and directors own Company shares in compliance with robust stock ownership requirements
✔	Ongoing program evaluation: We review and update our peer groups and benchmarking on an annual basis to make sure our compensation remains competitive and aligned with evolving best practices
✔	Stockholder engagement: We engage with stockholders to seek input about our compensation practices and policies
What We Don’t Do
✘	No single-trigger change-in-control payments
✘	No excessive perquisites
✘	No tax gross ups on change-in-control payments
✘	No guaranteed bonuses
✘	No hedging of Company securities for officers or directors
✘	No pledging of Company securities for officers or directors
Role of the Organization and Compensation Committee
The O&C Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions made by the O&C Committee. Generally, the O&C Committee is responsible for our overall executive total compensation philosophy, structure, practices and related risks. The O&C Committee’s responsibilities are more fully detailed in its charter. The O&C Committee continually monitors the executive compensation program and adopts changes to reflect the dynamic marketplace in which we compete for talent. To the extent necessary, the O&C Committee also works with other Board committees to review or approve reports, awards, and other matters relating to compensation. In addition, the O&C Committee determines and approves the Chief Executive Officer’s compensation and approves the compensation of certain other executives.
The O&C Committee uses information from several external sources to monitor and achieve an executive compensation program that supports our business goals and attracts executives whose performance will be measured against those goals. External information enables the O&C Committee to maintain impartial decision-making regarding performance and pay. The O&C Committee annually reviews each component of the Named Executive Officers’ compensation and, based on input from

DT Midstream	35	2025 Proxy Statement

management and a review of competitive data from peer group companies (as discussed below), the O&C Committee believes that the current structure is appropriately balanced and competitive to accomplish the important tasks of recruiting, retaining, and motivating talented executives in the energy industry in which we compete.
Independent Review of Compensation Program
The O&C Committee directly employs an outside consulting firm, Meridian Compensation Partners LLC (“Meridian”), to advise the O&C Committee on various executive compensation matters, including current compensation trends, and to provide objective recommendations as to the design of our executive compensation program. Meridian reports directly to the O&C Committee. Use of an independent outside consultant is an important component of the compensation setting process, as it enables the O&C Committee to make informed decisions based on market data and practices.
A representative from Meridian attends O&C Committee meetings, meets with Committee members in executive session, consults with the members as required, and provides input regarding the Chief Executive Officer’s compensation and performance.
Meridian has served as the O&C Committee’s outside consultant since July 2021. The O&C Committee annually reviews the independence of its compensation consultant and has determined Meridian to be an independent consultant. Meridian has no affiliations with any of the Named Executive Officers or members of the Board other than in its role as an outside consultant. The lead consultant and partner in charge for Meridian, who provided executive compensation consulting services to the O&C Committee, did not provide any other services to the Company during 2024.
Management’s Role
Our management works closely with the O&C Committee in the executive compensation process. Excluding the President and Chief Executive Officer’s compensation, management’s responsibilities include:
•	Recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
•	Reporting executive performance evaluations;
•	Recommending base salary levels and other compensation, including equity awards; and
•	Recommending appointment of executives.
The President and Chief Executive Officer’s compensation is determined solely by the O&C Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
Executive Compensation Peer Group Assessment
Each component of executive compensation (see the section titled “Key Components of Executive Compensation” below) is compared, measured and evaluated against an executive compensation peer group of companies. The O&C Committee approves the executive compensation peer group and periodically reviews and updates the companies included in that group.

DT Midstream	36	2025 Proxy Statement

The O&C Committee reviews the executive compensation peer group annually. The 2024 executive compensation peer group was approved by the O&C Committee in September 2023. This peer group, which was applicable for compensation decisions with respect to compensation in 2024, consists of the companies listed below. The executive compensation peer group consists primarily of oil and gas storage and transportation companies, selected based on size, complexity and the quality of publicly available data with respect to these companies. Of this peer set, three acquisitions were announced shortly before the peer group was approved: DCP Midstream, LP; Magellan Midstream Partners, LP; and Crestwood Equity Partners, LP; however, they remained in the 2024 executive compensation peer set since relevant compensation data remained available. The O&C Committee reviews the executive compensation peer group data when making compensation decisions relating to the Named Executive Officers and the Company’s mix of compensation components.

Executive Compensation Peer Group
•	Antero Midstream Corporation	•	Magellan Midstream Partners, LP
•	Crestwood Equity Partners, LP	•	NuStar Energy, LP
•	DCP Midstream, LP	•	Summit Midstream Corporation
•	EnLink Midstream, LLC	•	Targa Resources Corp.
•	Equitrans Midstream Corporation	•	Western Midstream Partners, LP
•	Genesis Energy, LP	•	The Williams Companies, Inc.
•	HF Sinclair Corporation

The O&C Committee retained Meridian to conduct a market study covering compensation practices for similar executive officer positions in the executive compensation peer group. A market study was completed in October 2023, and the results from this market study were used by the O&C Committee as a factor in determining the compensation for our Named Executive Officers during 2024.
Key Components of Executive Compensation
The key components of the compensation program include the following:
•	Base Salary;
•	Annual and Long-Term Incentives;
•	Retirement and Other Benefits; and
•	Post-Termination Benefits
While the programs and pay levels reflect differences in job responsibilities and experience, the structure of the compensation and benefits program is applied consistently to our Named Executive Officers, including the Chief Executive Officer. Differences in compensation between the Chief Executive Officer and the other Named Executive Officers are due, in part, to an analysis of peer group benchmark data, as well as differences in the responsibilities and experience of each Named Executive Officer. We review each element of total compensation, both individually and on a combined basis, for each Named Executive Officer, and make adjustments as appropriate based on these comparisons. The following is a more detailed discussion of the components of the Company’s executive compensation program:
Base Salary
The objective of base salary is to provide a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company, and demonstrated performance. When setting individual base salary levels, we consider several factors, including (i) the market reference point for the executive’s position, (ii) the responsibilities of the executive’s position, (iii) the experience and performance of the executive and (iv) retention issues. Market reference points target the median for most positions, adjusted for differences in company size within the executive compensation peer group. In addition, we establish midpoints for each executive group level for determining base salary for those executives whose jobs cannot be easily matched in the marketplace. These midpoints are consistent with the market reference points for other executives in the same executive group. We review these midpoints annually to ensure they are consistent with the market and make salary adjustments, when appropriate.

DT Midstream	37	2025 Proxy Statement

For 2024, the O&C Committee set the annual base salary amounts for our Named Executive Officers as follows: Mr. Slater—$828,000; Mr. Jewell—$500,000; Mr. Zona—$515,000; Ms. Ellis—$437,500; and Ms. Cox—$410,000.
Annual and Long-Term Incentives
We have two primary types of incentives that reward our executives for performance. The incentives are designed to tie compensation to performance and align our executives’ interests with those of the Company’s stockholders. Our annual incentives allow us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed in the prior year. Our long-term incentives allow us to grant executives long-term equity incentives to encourage continued employment with DT Midstream and to accomplish predefined long-term performance objectives and to create stockholder alignment.
We believe the current mix among base salary, annual incentives, and long-term incentives is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within the Company. The interplay between the annual incentives and the long-term incentives provides a balance to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.
Annual Incentives
The objective of the annual incentives is to compensate individuals yearly based on the achievement of specific annual goals and tie compensation to near-term performance. Under the terms of the DT Midstream, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), participating executives and other select employees may receive annual cash awards based on performance compared against pre-established Company, business unit and individual objectives. Objectives that management proposes are reviewed and approved or revised by the O&C Committee. The objectives include performance measures in several categories that are critical to our success. The weights, which can change from year to year, are determined based on the Company’s key priorities and areas of focus for the upcoming year. The final awards, if any, are paid after the O&C Committee approves the final results of each objective.
For 2024, the O&C Committee approved a 2024 Annual Incentive Plan Scorecard that is determined as follows:
•	The executive’s most recent year-end base salary is multiplied by a target award percentage to arrive at the target award
•
The target award is multiplied by a corporate performance modifier, ranging from 0% to 200%, that is determined based on final results compared to threshold, target and maximum levels for each objective

•	The result is the earned Annual Incentive Plan award

Year End Salary	x	Target Award Percentage	x	Corporate Performance Modifier 0% to 200%	=	Earned AIP Award

Each objective has a threshold, target, and maximum level. The Company must attain a minimum level of achievement for an objective before any compensation is payable with respect to that objective. The minimum established level of each objective will result in a payout of 25% of target and the maximum established for each level (or better) will result in a payment of 200% of target. The target award levels for the Named Executive Officers for 2024 were as follows: Mr. Slater, 125% of base salary; Mr. Jewell, 90% of base salary; Mr. Zona, 100% of base salary; Ms. Ellis, 80% of base salary; and Ms. Cox, 65% of base salary.
The financial performance measure, adjusted EBITDA, was chosen as an indicator of the Company’s financial strength as adjusted to align with the Company’s budget. With respect to business operations, the Operating Performance, Compressor Reliability and Treating Plant Run Time measures were chosen to enhance the Company’s operational excellence and together focus on upgrading and expanding the Company’s pipeline and construction projects. Business Development measures such as the advancement of projects, executing new business opportunities and business portfolio returns were chosen to align with stockholder interests in growing the business. Finally, certain environmental, social, governance and safety measures were included to ensure our Company is a safe and engaging place to work.

DT Midstream	38	2025 Proxy Statement

For 2024, the performance objectives and the related weightings, thresholds, targets, maximums, and results for calculating the Named Executive Officers’ pre-adjusted annual incentive award amounts were as follows:

Category	Weight	Measures	Sub- Measure Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
Financial Performance	60%	Adjusted EBITDA(1)	60%	$930*	$955*	$980*	$969*	155.20%	93.12%
Business Development	15%	Business Development	15%	See below				178.00%	26.70%
Operating Excellence	15%	Operating Performance	10%	See below				155.20%	15.52%
		Compressor Reliability	2.5%	96.5%	97.5%	98.5%	98.8%	200.0%	5.00%
		Treating Plant Run Time	2.5%	98.5%	99.0%	99.5%	100%	200.00%	5.00%
Environmental, Social and Governance	10%	ESG Initiatives	5%	See below				200.00%	10.00%
		OSHA Recordable Incident Rate	5%	1.67	0.92	0.51	0	200.00%	10.00%
Total									165.34%

*	In millions
(1)
Adjusted EBITDA reflects Company operating earnings before expenses for interest, taxes, depreciation and amortization, gains or losses from financing activities and includes the proportional share of net income (excluding interest, taxes, depreciation and amortization) from our equity method investees and excludes the proportional share of depreciation and amortization attributable to minority interests in our consolidated subsidiaries.

Business Development: 15% of the annual incentive award is based on achievement of various business development goals as approved by the O&C Committee, including maximizing available capacity, long-term contract returns, the advancement of projects, executing new business opportunities and business portfolio returns. See the table above for the payout for this performance measure.
Operating Performance: 10% of the annual incentive award is based on achievement of operational performance goals as approved by the O&C Committee, including meeting in-service timing and approved budget goals for construction and expansion projects. See the table above for the payout for this performance measure.
ESG Initiatives: 5% of the annual incentive award is based on achievement of certain environmental, social and governance goals as approved by the O&C Committee, including publishing a sustainability report and advancing our third-party certification program. See the table above for the payout for this performance measure.
Long-Term Incentives
Long-term incentives provide the O&C Committee the ability to align programs that focus on our long-term performance over a three-year period, with the objective of aligning executives’ interests with those of our stockholders. The long-term incentives are awarded under the DT Midstream, Inc. Long-Term Incentive Plan (the “DT Midstream LTIP”) and reward executives and other employees with stock-based compensation. Other than in exceptional cases, such as promotions, new hires, and corporate transactions, long-term incentive awards are granted in the first quarter of the fiscal year when the O&C Committee determines salary levels and bonus programs for the new fiscal year.
Our executives receive long-term incentive grants based upon a target percentage of base salary. The target award levels for the Named Executive Officers for 2024 were as follows: Mr. Slater, 700% of base salary; Mr. Jewell, 340% of base salary; Mr. Zona, 350% of base salary; Ms. Ellis, 260% of base salary; and Ms. Cox, 120% of base salary.

DT Midstream	39	2025 Proxy Statement

Consistent with past practice, the value composition of the long-term incentive grants for 2024 was as follows:

Grant Type	Percent of Annual Award
Performance Shares	70%
Restricted Stock Units	30%

This mix is designed to provide incentives to executives for creating long-term stockholder value through strong financial and operating performance while also providing a portion as a time-based retention incentive.
Performance Shares
For 2024, the O&C Committee selected performance measures that it viewed as being key drivers of the long-term financial health of the Company and generators of year-over-year stockholder value: total stockholder return (“TSR”) versus the Company’s long-term incentive plan peer group and leverage ratio. Performance is measured over the three year period that commenced on December 31, 2023 and will end on December 31, 2026. TSR versus our long-term incentive plan peer group is calculated based on simple average stock prices in the first and last months of the performance period (e.g., December 2023 and December 2026). Leverage ratio is calculated as total Company net debt (including long-term and short-term debt and cash and cash equivalents and excluding debt held by unconsolidated investees) divided by adjusted EBITDA.
The long-term incentive plan peer group, which is applicable for performance-based long-term incentive compensation awards granted to our Named Executive Officers in 2024, was approved by the O&C Committee in December 2023 and consists of the companies listed below.

Long-Term Incentive Plan Peer Group
•	Antero Midstream Corporation	•	MPLX, LP
•	Energy Transfer, LP	•	ONEOK, Inc.
•	EnLink Midstream Corporation	•	Targa Resources Corp.
•	Enterprise Products Partners, LP	•	TC Energy Corporation
•	Equitrans Midstream Corporation	•	Western Midstream Partners, LP
•	Kinder Morgan, Inc.	•	The Williams Companies, Inc.

The performance objectives and the related weightings, thresholds, targets, and maximums applicable to the performance-based long-term incentive awards granted in 2022, whose performance period ended on December 31, 2024, as certified by the O&C Committee on February 25, 2025, were as follows:

Category	Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
TSR versus Peers	75%	25th Percentile	50th Percentile	75th Percentile	75th Percentile	200%	150%
Leverage Ratio(1)	25%	4.20	4.07	3.94	3.87	200%	50%
Total							200%

(1)
The threshold, target, and maximum leverage ratio may be adjusted annually by the Board to reflect changes in rating agency methodologies or requirements and significant strategic objectives such as acquisitions and investments. The Board exercised its authority to adjust the Company’s leverage ratio for 2024 to exclude debt incurred as a result of the Midwest Pipeline Acquisition, which closed on December 31, 2024. This adjustment was approved solely for the 2024 performance period related to long-term incentive awards granted in each of 2022, 2023, and 2024.

Restricted Stock Units
To support the retention of our executive officers, each of our executive officers was granted restricted stock units that vest in February 2027, subject to the executive officer’s continued employment with the Company through such date.

DT Midstream	40	2025 Proxy Statement

Additionally, to reward our executive officers for their critical contributions to the successful completion of certain corporate transactions in 2024 and to further incentivize the retention of our executive officers, the O&C Committee approved a one-time grant of 7,071 restricted stock units to Mr. Slater on January 28, 2025 and 3,530 restricted stock units to each of Messrs. Jewell and Zona and Ms. Ellis on December 24, 2024. These restricted stock units vest in March 2028, subject to the executive officer’s continued employment with the Company through such date. The restricted stock units granted to Mr. Slater will be reflected in the Summary Compensation Table for 2025.
Deferred Compensation
Substantially all employees, including our Named Executive Officers, are eligible to participate in the DT Midstream 401(k) Plan, a tax-qualified defined contribution retirement benefit plan (the “DTM 401(k) Plan”). Our Named Executive Officers are also eligible to participate in our nonqualified defined contribution plan, the DT Midstream Supplemental Savings Plan (the “DTM Supplemental Savings Plan”).
Providing supplemental retirement and deferred compensation benefits for our executives is in keeping with our philosophy and objectives to attract and retain talented executives. The Post-Employment Benefits Tables and related footnotes beginning on page 52 describe both the tax-qualified and nonqualified retirement benefits for which certain executives are eligible and which are commonly offered by other employers in our peer groups.
For a further description of the nonqualified supplemental retirement and deferred compensation benefits, see the section titled “Nonqualified Deferred Compensation” beginning on page 52.
Post-Termination Agreements
We have entered into severance agreements (the “Severance Agreements”) and change-in-control severance agreements (the “Change-In-Control Severance Agreements”) with each of the Named Executive Officers. The Change-In-Control Severance Agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and stockholder interests in support of corporate transactions. The important terms of, and the potential payments provided under, the Severance Agreements and Change-In-Control Severance Agreements are described beginning on page 53.
Stock Ownership Policy
In addition to the elements of executive officer compensation described above, we require our Named Executive Officers to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary, to be achieved within five years from entering their roles, as set forth in our stock ownership guidelines. Until the applicable ownership guideline is achieved, each Named Executive Officer is restricted from selling shares acquired from Company equity awards after payment (or withholding) of the exercise price, if applicable, and taxes. Once the applicable ownership guideline is achieved, the aforementioned restriction will no longer apply. If a Named Executive Officer’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline, the Named Executive Officer will be required to comply again with the restriction until such time as the Named Executive Officer again achieves the ownership guidelines.
Our stock ownership guidelines are shown below. All of our Named Executive Officers hold shares that meet the ownership requirements of the policy.

Position	Ownership Guideline as a Multiple of Base Salary
President and Chief Executive Officer	5x
Executive Vice President and Chief Financial Officer	3x
Executive Vice President and Chief Operating Officer	3x
Executive Vice President, General Counsel and Corporate Secretary	3x
Executive Vice President and Chief Administrative Officer	3x

DT Midstream	41	2025 Proxy Statement

Compensation Clawback Policy
Our Clawback Policy provides that in the event of an accounting restatement, the O&C Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.
Internal Revenue Code Considerations
Limits on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to each “covered employee” which includes our Named Executive Officers. While the O&C Committee considers tax deductibility as one of many factors in determining executive compensation, the O&C Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Nonqualified Deferred Compensation Programs
We have structured and intend to administer all of our nonqualified deferred compensation programs to comply with Internal Revenue Code Section 409A. Internal Revenue Code Section 409A imposes additional tax penalties on our executive officers for certain types of nonqualified deferred compensation that are not in compliance with the form and timing of elections and distribution requirements of that section.
Compensation Committee Report
The following O&C Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.
The O&C Committee has reviewed and discussed with the Company’s management the CD&A included in this proxy statement. Based on this review and these discussions, the O&C Committee has recommended to the Board that the CD&A be included in this proxy statement.

Members of the Organization and Compensation Committee
Dwayne Wilson, Chairperson	Angela Archon	Elaine Pickle

DT Midstream	42	2025 Proxy Statement

Summary Compensation Table
The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Slater President and Chief Executive Officer	2024	820,461	6,192,904	1,711,269	321,168	9,045,802
	2023	776,923	5,414,536	1,455,700	324,091	7,971,250
	2022	676,923	4,279,910	1,578,850	288,699	6,824,382
Jeffrey Jewell Executive Vice President and Chief Financial Officer	2024	495,962	2,178,184	744,030	167,812	3,585,988
	2023	481,539	1,427,224	635,413	177,594	2,721,770
	2022	460,769	1,149,458	763,261	172,746	2,546,234
Christopher Zona Executive Vice President and Chief Operating Officer	2024	510,962	2,287,768	851,501	142,747	3,792,978
	2023	493,077	1,471,423	727,850	246,562	2,938,912
	2022	459,615	1,149,458	763,261	131,142	2,503,476
Wendy Ellis Executive Vice President, General Counsel and Corporate Secretary	2024	432,788	1,577,222	578,690	128,550	2,717,250
	2023	413,077	865,199	458,546	124,694	1,861,516
	2022	383,077	753,053	457,415	112,407	1,705,952
Melissa Cox Executive Vice President and Chief Administrative Officer	2024	400,577	525,781	440,631	44,877	1,411,866
	2023	366,923	441,455	300,238	41,391	1,150,007
	2022	296,462	306,504	276,073	33,431	912,470

(1)
The base salary amounts reported include amounts that were voluntarily deferred by the Named Executive Officer into the DTM Supplemental Savings Plan (a nonqualified defined contribution plan). The amounts deferred by each of the Named Executive Officers were as follows:

Name	2024 Deferred Amount (DTM Supplemental Savings Plan) ($)
David Slater	35,137
Jeffrey Jewell	9,177
Christopher Zona	20,596
Wendy Ellis	53,846
Melissa Cox	49,615

(2)
These amounts represent the grant date fair value of the restricted stock units and performance shares granted in 2024, computed in accordance with ASC Topic 718. All performance shares in this column are reported assuming target performance. The TSR component of the performance shares reported in this column was valued using a Monte Carlo simulation, and the leverage ratio component of the performance shares reported in this column was valued using the grant date stock price. Assuming maximum level of performance, the aggregate grant date values of performance shares granted in 2024 are as follows: Mr. Slater—$8,192,607; Mr. Jewell—$2,402,972; Mr. Zona—$2,547,888; Ms. Ellis—$1,607,923; and Ms. Cox—$695,536.

(3)	The 2024 annual incentive amounts, shown in the Non-Equity Incentive Plan Compensation column, paid to the Named Executive Officers were calculated as described beginning on page 38.

DT Midstream	43	2025 Proxy Statement

(4)	The following table provides a breakdown of the 2024 amounts reported in this column:

Name	Company Contributions to the DTM 401(k) Plan ($)*	Company Contributions to the DTM Supplemental Savings Plans ($)*,**	Additional Benefits ($)***	Total ($)
David Slater	38,500	275,162	7,506	321,168
Jeffrey Jewell	38,500	128,366	946	167,812
Christopher Zona	36,377	105,436	934	142,747
Wendy Ellis	27,613	100,074	863	128,550
Melissa Cox	27,435	16,623	819	44,877

*
The contributions reflected in these two columns are predicated on the Named Executive Officers making contributions from eligible compensation to the DTM 401(k) Plan and the DTM Supplemental Savings Plan. The amounts disclosed include Company contributions available to all employees, which include a match predicated on the Named Executive Officers electing to make contributions from eligible compensation to the DTM 401(k) Plan, a non-elective 4% contribution in lieu of providing a defined benefit plan and an annual contribution of $4,000 (contributed in weekly increments) in lieu of providing a retiree health care plan. The total combined Company match contributions with respect to these plans cannot exceed 6% of eligible compensation for each of the Named Executive Officers.

**
The DTM Supplemental Savings Plan provides for deferring compensation in excess of various Internal Revenue Code limits imposed on tax qualified plans. DTM Supplemental Savings Plan account balances are paid only in cash to the Named Executive Officer upon termination of employment. The Company also provides a non-elective contribution to compensate several Named Executive Officers, in part, for amounts the participant would have received under a prior employer’s nonqualified defined contribution deferred compensation plan.

***
For each Named Executive Officer, this column represents the value attributable to imputed life insurance benefits paid in 2024. For Mr. Slater, this column also includes athletic club membership dues paid in 2024.

DT Midstream	44	2025 Proxy Statement

Grants of Plan-Based Awards
The following table shows all plan-based awards that the Company granted to the Named Executive Officers during 2024.

Name	Grant Date	Committee Action Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3,4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Slater			258,750	1,035,000	2,070,000
	2/15/2024	2/15/2024				39,065	78,129	156,258		4,437,337
	2/15/2024(3)	2/15/2024							33,484	1,755,566
Jeffrey Jewell			112,500	450,000	900,000
	2/15/2024	2/15/2024				11,458	22,916	45,832		1,301,514
	2/15/2024(3)	2/15/2024							9,821	514,915
	12/24/2024(4)	12/20/2024							3,530	361,754
Christopher Zona			128,750	515,000	1,030,000
	2/15/2024	2/15/2024				12,149	24,298	48,596		1,380,005
	2/15/2024(3)	2/15/2024							10,414	546,006
	12/24/2024(4)	12/20/2024							3,530	361,754
Wendy Ellis			87,500	350,000	700,000
	2/15/2024	2/15/2024				7,667	15,334	30,668		870,904
	2/15/2024(3)	2/15/2024							6,572	344,570
	12/24/2024(4)	12/20/2024							3,530	361,754
Melissa Cox			66,625	266,500	533,000
	2/15/2024	2/15/2024				3,317	6,633	13,266		376,721
	2/15/2024(3)	2/15/2024							2,843	149,058

(1)
These dollar amounts represent the threshold, target, and maximum calculated awards for the 2024 plan year under the Annual Incentive Plan. The various measures and details relating to the 2024 final awards are presented beginning on page 38.

(2)
Represents the number of performance shares granted in 2024. The performance measurement period for the 2024 grants is January 1, 2024 through December 31, 2026. Payments earned from the 2024 grants will be based on the following performance measures: 75% total stockholder return versus long-term incentive plan peers and 25% leverage ratio. The final payouts, if any, will occur after the O&C Committee certifies the final results in early 2027.

(3)
Represents the annual grant of restricted stock units in 2024. The restricted stock units will vest on February 15, 2027, assuming the Named Executive Officer is still employed by the Company on that date.

(4)
Represents a special grant of restricted stock units. The restricted stock units will vest on March 1, 2028, assuming the Named Executive Officer is still employed by the Company on that date. A similar special grant was approved by the Board for Mr. Slater on January 28, 2025, which is not included in this table as it was issued in 2025.

(5)
The grant date fair value is computed in accordance with ASC Topic 718. The final payout of performance share awards is subject to market and performance conditions. The amounts included in this column are based on the probable outcome with respect to the satisfaction of the performance condition, which is assumed to be target performance, and the fair value of the market condition consistent with the recognition criteria in ASC Topic 718. The TSR component of the performance shares reported in this column was valued using a Monte Carlo simulation, and the leverage ratio component of the performance shares reported in this column was valued using the grant date stock price.

DT Midstream	45	2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by each of our Named Executive Officers as of December 31, 2024. Treatment of any outstanding equity awards in the event of a change in control is described under “Potential Payments Upon Termination of Employment” beginning on page 53.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Slater	8/2/2021(4)	50,760	5,047,067
	2/4/2022	124,821	12,410,952
	2/1/2023	27,899	2,773,998	130,194	12,945,189
	2/15/2024	34,525	3,432,821	161,114	16,019,565
Jeffrey Jewell	5/4/2020(5)	15,414	1,532,614
	8/2/2021(4)	28,200	2,803,926
	2/4/2022	33,523	3,333,192
	2/1/2023	7,354	731,208	34,318	3,412,239
	2/15/2024	10,126	1,006,828	47,256	4,698,664
	12/24/2024(6)	3,530	350,988
Christopher Zona	8/2/2021(4)	21,150	2,102,945
	2/4/2022	33,523	3,333,192
	2/1/2023	7,582	753,878	35,380	3,517,833
	2/15/2024	10,738	1,067,679	50,106	4,982,040
	12/24/2024(6)	3,530	350,988
Wendy Ellis	8/2/2021(4)	14,100	1,401,963
	2/4/2022	21,962	2,183,682
	2/1/2023	4,459	443,358	20,803	2,068,442
	2/15/2024	6,776	673,738	31,621	3,144,076
	12/24/2024(6)	3,530	350,988
Melissa Cox	8/2/2021(4)	2,538	252,353
	2/4/2022	8,938	888,705
	2/1/2023	2,275	226,203	10,614	1,055,350
	2/15/2024	2,931	291,429	13,678	1,360,004
(1)
Represents restricted stock units awarded in 2020, 2021, 2022, 2023, and 2024 and performance shares awarded in 2022, rounded to the nearest whole share. The restricted stock units vest on the third anniversary of the applicable grant date, except for grants issued on May 4, 2020, August 2, 2021 and December 24, 2024, each described below. The performance shares were earned based on the performance period that began on January 1, 2022 and ended on December 31, 2024. The number of shares issuable pursuant to the awards was determined in February 2025 and was subject to service-based vesting through the date of determination.

(2)	Represents the fair market value of shares (including fractional shares) using the closing price on December 31, 2024 of $99.43.
(3)
Represents performance shares awarded in 2023 and 2024. The performance period begins on January 1 of the year of grant and ends on December 31 of the second year following the year of grant. If performance goals are achieved, awards are paid in stock in the first quarter following the end of the performance period. The number of shares for the 2023 performance share awards is calculated at maximum for the total stockholder return versus peers performance condition and at maximum for the leverage ratio performance condition. The number of shares for the 2024 performance share awards is calculated at maximum for the total stockholder return versus peers performance condition and at maximum for the leverage ratio performance condition.

DT Midstream	46	2025 Proxy Statement

(4)	Represents the Founder’s Grant of restricted stock units, which will vest on August 2, 2025, assuming the Named Executive Officer is still employed by the Company on that date.
(5)	Represents a special grant of restricted stock units that will vest on May 4, 2026, assuming the Named Executive Officer is still employed by the Company on that Date.
(6)	Represents a special grant of restricted stock units that will vest on March 1, 2028, assuming the Named Executive Officer is still employed by the Company on that date.
Stock Awards Vested
The following table sets forth information regarding the value of Company stock awards that vested in 2024, for each of the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
David Slater	49,481	3,121,510
Jeffrey Jewell	25,395	1,623,627
Christopher Zona	21,031	1,322,619
Wendy Ellis	13,814	871,188
Melissa Cox	3,552	213,174

(1)
Represents restricted stock units and performance shares that vested and were paid in 2024. The performance shares paid in 2024 were earned for the performance period ending on December 31, 2023 and were determined and paid during 2024.

DT Midstream	47	2025 Proxy Statement

Pay Versus Performance
Below is information about the relationship between executive compensation actually paid (“CAP”) to our Named Executive Officers and our financial performance, as prepared in accordance with SEC rules. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our Named Executive Officers and the compensation decisions described in the CD&A section above. For purposes of the Peer Group Total Stockholder Return column of the Pay Versus Performance Table, we have used the Standard & Poor’s 500 Index and Alerian Midstream Energy Index, which we also use for purposes of the Stock Performance Graph in our annual report on Form 10 K.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Stockholder Return	Peer Group Total Stockholder Return(4)	Net Income (in millions)	Adjusted EBITDA (in millions)(5)
2024	$9,045,802	$41,721,736	$2,877,021	$10,101,501	280.16	143.52 196.66	$354	$969
2023	$7,971,250	$6,638,368	$2,168,051	$1,838,105	148.29	114.82 136.19	$384	$924
2022	$6,824,382	$8,597,154	$1,797,738	$2,215,617	141.56	90.94 118.56	$370	$830
2021	$6,493,954	$8,553,120	$3,073,059	$3,842,225	117.18	111.07 97.63	$307	$768

(1)
The following table sets forth the adjustments (i.e., amounts deducted and added) made to the PEO’s Summary Compensation Table Total to determine the CAP to the Principal Executive Officer (“PEO”) for 2024. The valuation methodology (including assumptions) used to determine the fair value of restricted stock unit awards for purposes of determining the CAP to the PEO is the same as set forth in footnote 2 to the Summary Compensation Table. For performance share awards, the grant date fair value of awards used for Summary Compensation Table calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year end date. We have also recalculated the fair value of the Total Stockholder Return component of the performance share awards at each fiscal year end date.

Summary Compensation Table (SCT) Total for PEO	Less Reported SCT Stock Award Value	Plus 12/31/24 Fair Value (FV) of Awards Granted in Fiscal Year	Plus Change in FV of Awards Granted Prior to 2024, Unvested as of 12/31/24	Plus Change in FV of Awards Granted Prior to 2024 that Vested in Fiscal Year	Compensation Actually Paid to PEO
$9,045,802	($6,192,904)	$17,773,076	$20,622,093	$473,670	$41,721,736

DT Midstream	48	2025 Proxy Statement

(2)	For each year indicated, our non-PEO NEOs were:

2024	Jeffrey Jewell Christopher Zona Wendy Ellis Melissa Cox
2023	Jeffrey Jewell Christopher Zona Wendy Ellis Melissa Cox
2022	Jeffrey Jewell Christopher Zona Wendy Ellis Melissa Cox Richard Redmond, Jr.
2021	Jeffrey Jewell Christopher Zona Richard Redmond, Jr. Wendy Ellis

(3)
The following table sets forth the calculation of the average CAP to non-PEO Named Executive Officers and the adjustments (i.e., amounts deducted and added) made to the Summary Compensation Table Total of the relevant NEOs to determine the average CAP to the relevant Named Executive Officers for 2024. The valuation methodology (including assumptions) used to determine the fair value of equity awards for purposes of determining the average CAP to the Named Executive Officers is the same as set forth in footnote 2 to the Summary Compensation Table. For performance share awards, the grant date fair value of awards used for Summary Compensation Table calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year end date. We have also recalculated the fair value of the Total Stockholder Return component of the performance share awards at each fiscal year end date.

Summary Compensation Table (SCT) Total for Non- PEO NEOs	Less Reported SCT Stock Award Value	Plus 12/31/24 Fair Value (FV) of Awards Granted in Fiscal Year	Plus Change in FV of Awards Granted Prior to 2024, Unvested as of 12/31/24*	Plus Change in FV of Awards Granted Prior to 2024 that Vested in Fiscal Year*	Compensation Actually Paid to Non-PEO NEOs
$2,877,021	($1,642,239)	$4,197,651	$4,514,751	$154,317	$10,101,501

(4)
For purposes of our Peer Group Total Stockholder Return column of the Pay Versus Performance Table, we have used the Standard & Poor’s 500 Index (first number) and Alerian Midstream Energy Index (“AMNA Index”) (second number), which we also use for purposes of the Stock Performance Graph in our annual report on Form 10-K. We believe the AMNA Index is meaningful because it is an independent, objective view of the performance of similarly sized midstream energy companies.

(5)
For 2024 and 2023, adjusted EBITDA reflected Company operating earnings before expenses for interest, taxes, depreciation and amortization, gains or losses from financing activities and includes the proportional share of net income (excluding interest, taxes, depreciation and amortization) from our equity method investees and excludes the proportional share of depreciation and amortization attributable to minority interests in our consolidated subsidiaries.

For 2022, adjusted EBITDA reflected Company operating earnings before expenses for interest, taxes, depreciation and amortization, gains or losses from financing activities and includes the proportional share of net income (excluding taxes, depreciation and amortization from our equity method investees) and excludes the proportional share of depreciation and amortization attributable to minority interests in our consolidated subsidiaries. If adjusted EBITDA for 2022 was calculated in the same manner as 2024 and 2023, the result would have been $841 million.

DT Midstream	49	2025 Proxy Statement

Tabular List
The following tabular list sets forth those measures, which, in our assessment, represent the three financial performance measures and the three non-financial performance measures that we use to link the compensation paid to our Named Executive Officers for fiscal year 2024 to Company performance.

Financial Performance Measures
Adjusted EBITDA
Leverage Ratio
Relative TSR
Non-Financial Performance Measures
Business Development
Operating Performance
OSHA Recordable Incident Rate

DT Midstream	50	2025 Proxy Statement

Descriptions of Pay Versus Performance Relationships
The following graphs show the relationship between the CAP to our PEO and the average of the CAP to our other Named Executive Officers (other than our PEO) to our total stockholder return, the total stockholder return of our peer groups, net income and adjusted EBITDA, each over the four fiscal years ending December 31, 2021, 2022, 2023, and 2024, as reported in the table above.

CAP Versus Company and Peer Group Stockholder Return
CAP in Millions
Value of Initial $100
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$301
$251
$201
$151
$101
$51
$1
7/1/2021
12/31/2021
12/31/2022
12/31/2023
12/31/2024
$100.00
$117.18
$111.07
$97.63
$141.56
$118.56
$90.94
$148.29
$136.19
$114.82
$280.16
$196.66
$143.52
$9
$4
$9
$2
$7
$2
$42
$10
Compensation Actually Paid - PEO
Average Non-PEO
Total Stockholder Return
Peer Group Stockholder Return (S&P)
Peer Group Stockholder Return (Alerian)

For purposes of our Peer Group Total Stockholder Return, we have used both the Standard & Poor’s 500 Index and AMNA Index. We use both indices for purposes of the Stock Performance Graph in our annual report on Form 10-K. We believe the AMNA Index is meaningful because it is an independent, objective view of the performance of similarly sized midstream energy companies. The Total Stockholder Return values are measured from July 1, 2021, the date that DT Midstream became an independent, publicly traded company.

CAP Versus Net Income and Adjusted EBITDA
CAP in Millions
Net Income and Adjusted EBITDA in Millions
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$768
$830
$924
$969
$307
$370
$384
$354
$9
$4
$9
$2
$7
$2
$42
$10
7/1/2021
12/31/2021
12/31/2022
12/31/2023
12/31/2024
Compensation Actually Paid - PEO
Average Non-PEO
Net Income
Adjusted EBITDA

DT Midstream	51	2025 Proxy Statement

POST-EMPLOYMENT BENEFITS
Tax-Qualified Deferred Compensation
DTM 401(k) Plan
DT Midstream employees are eligible to participate in the DTM 401(k) Plan, subject to satisfaction of the plan’s eligibility requirements. A participant may contribute up to 100% (less applicable FICA taxes and other legally required or voluntary deductions, and subject to annual limits under the Internal Revenue Code) of eligible compensation to the DTM 401(k) Plan as pre-tax, Roth, or after-tax contributions. We contribute $1 to the participant’s DTM 401(k) Plan account for each $1 the participant contributes on the first 4% of eligible compensation. We contribute $0.50 for each $1 contributed on the next 4% of eligible compensation. We also contribute 4% of eligible compensation to ensure every employee is saving for retirement, and an annual contribution of $4,000 (contributed in biweekly increments) in lieu of providing a retiree health care plan. Participants are always 100% vested in their contributions to the DTM 401(k) Plan; through 2024, participants vested in our contributions to the DTM 401(k) Plan over six years of service.
Our contributions to the DTM 401(k) Plan are made in cash; participants may direct the investment of their contributions and our contributions to any investment option available under the DTM 401(k) Plan.
Nonqualified Deferred Compensation
The following table sets forth the aggregate earnings and account balance information under the DTM Supplemental Savings Plan for 2024.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
David Slater	DTM Supplemental Savings Plan	35,137	275,162	82,727	1,077,694
Jeffrey Jewell	DTM Supplemental Savings Plan	9,177	128,355	105,121	612,372
Christopher Zona	DTM Supplemental Savings Plan	20,596	105,436	49,399	592,920
Wendy Ellis	DTM Supplemental Savings Plan	53,846	100,074	37,683	558,948
Melissa Cox	DTM Supplemental Savings Plan	49,615	16,623	2,141	85,884

DTM Supplemental Savings Plan
Our Named Executive Officers are eligible to participate in the DTM Supplemental Savings Plan. The benefits provided under the DTM Supplemental Savings Plan include the benefits that would have otherwise been provided under the DTM 401(k) Plan, including any Company contributions, but for the limitations imposed on qualified plans by the Internal Revenue Code. The percentage of compensation a participant may contribute to the DTM Supplemental Savings Plan is the same as the pre-tax percentage of compensation the participant elects to contribute to the DTM 401(k) Plan. Company contributions mirror those under the DTM 401(k) Plan, including the vesting schedule; DT Midstream may also make additional Company contributions to participants’ accounts. The investment options into which a participant can elect to have the participant’s account treated as invested are the same as under the DTM 401(k) Plan.
DT Midstream maintains bookkeeping accounts for participants in the DTM Supplemental Savings Plan. A participant’s benefit will be the participant’s bookkeeping account recording the participant’s interest in each of the investment options in which the participant’s contributions and Company contributions are treated as invested. No actual cash contributions are made to the investment options. Earnings and losses are calculated using the daily valuation methodology used by the recordkeeper for each corresponding investment option in the DTM 401(k) Plan.
All accounts under the DTM Supplemental Savings Plan are subject to Internal Revenue Code Section 409A. When a participant terminates employment with DT Midstream, the participant will receive the vested value of the participant’s DTM Supplemental Savings Plan account, including all of the participant’s own contributions and the vested portion of Company contributions, adjusted for earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or designated beneficiary.

DT Midstream	52	2025 Proxy Statement

Distributions from the DTM Supplemental Savings Plan will be paid in cash and made in accordance with the distribution election when the participant first became eligible to participate (or any later permissible change to the participant’s distribution election). A participant may elect to take a lump sum distribution or annual payments over a period of not less than two and not more than 15 years. Lump sum payments and initial annual installment payments from the participant’s account are made not later than March 1 of the calendar year following the calendar year in which the participant terminates employment. Certain executives, including NEOs, must wait a minimum of six months after their termination date before a distribution can be made. Subsequent annual installments are made on March 1 of each following year in the distribution period.
Potential Payments Upon Termination of Employment
All our NEOs are employees at-will and do not have employment agreements with us. We have entered into Severance Agreements and Change-In-Control Severance Agreements with certain executives, including the Named Executive Officers. The Change-In-Control Severance Agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and stockholder interests in support of corporate transactions.
A “qualifying termination” occurs if an executive’s employment is terminated by the Company other than as a result of the executive’s death or permanent disability or by the Company for Cause or if an executive’s employment is terminated by the executive for Good Reason (as each such term is defined in the applicable agreement), provided that with respect to the Change-In-Control Severance Agreements and the DT Midstream LTIP, an executive’s termination for Good Reason must occur during the severance period.
A “change in control” occurs if (1) we or our assets are acquired by another company or if we merge, consolidate or reorganize with or into another company and as a result of such transaction, less than 50% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction, (2) a “person” becomes the beneficial owner of at least 30% of the Company’s voting stock, (3) a majority of the Company’s Board members change within a period of twelve consecutive months or (4) the Company’s stockholders approve a complete liquidation or dissolution of the Company.
Severance Agreements
The Severance Agreements provide for severance compensation in the event that an executive experiences a qualifying termination. The severance compensation paid to an executive following a qualifying termination is equal to 100% (in the case of Mses. Ellis and Cox and Messrs. Jewell and Zona) or 200% (in the case of Mr. Slater) of (1) the executive’s base salary at the time of termination and (2) the executive’s target annual bonus under the Company’s annual incentive plan. All payments under the Severance Agreements are subject to the executive’s execution and non-revocation of a release of claims in favor of the Company.
Change-In-Control Severance Agreements
The Change-In-Control Severance Agreements provide for severance compensation in the event that an executive experiences a qualifying termination within two years after a change in control of the Company. The severance compensation paid to an executive following a qualifying termination is the same for all of the change-in-control events. The cash severance benefit is equal to a multiple of the executive’s base salary plus the greater of the executive’s annual bonus for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming target performance goals for such year would be met and that the executive’s individual performance multiplier is 100%. The multiple for all Named Executive Officers is 200%. The executive will also receive a lump sum payment equal to the greater of the executive’s target or actual annual bonus (reduced by any annual bonus otherwise paid because of the executive’s termination) for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming the executive’s individual performance multiplier is 100%, pro-rated for days worked during the calendar year in which the qualifying termination occurs.
An additional amount is paid as consideration for the prohibition against engaging in any competitive activity for the one-year period following a qualifying termination imposed by the Change-In-Control Severance Agreement. The additional amount for the Named Executive Officers is 100% of the executive’s base salary plus the greater of the executive’s actual or target annual bonus for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming target performance goals for such year would be met and the executive’s individual performance multiplier is 100%.

DT Midstream	53	2025 Proxy Statement

An executive is further entitled to receive a lump sum payment equal to cost of coverage under the Company’s welfare benefit plans for the two-year period following the executive’s qualifying termination and payment by the Company for outplacement services by a firm selected by the executive in an amount up to 15% of the executive’s base salary. No payment for outplacement services will be made by the Company after the end of the calendar year following the calendar year in which an executive experiences a qualifying termination.
The Change-In-Control Severance Agreements do not provide any gross-up payments for the purposes of payment of excise taxes.
Annual Incentives
The Annual Incentive Plan provides that upon the occurrence of a change in control event described above, executives will receive payment for the plan year during which the change in control occurs without proration for the effective date of the change in control event or an executive’s qualifying termination of employment following a change in control event based on the greater of the executive’s target performance level for each performance measure or the executive’s actual performance level for each performance measure using performance through the date of the change in control for purposes of determining actual levels of performance. If an executive experiences a qualifying termination of employment following a change in control event but before payment of any amounts under the annual incentive plan, the executive will remain entitled to receive payment under the annual incentive plan in accordance with its terms. Change in control payments under the Annual Incentive Plan may not be reduced, modified or canceled.
Long-Term Incentives
The DT Midstream LTIP provides that all options, restricted stock awards, restricted stock units, performance shares and performance unit awards will become exercisable or vested or will be earned (as applicable) upon the occurrence of a change in control event described above or if the new or acquiring entity fails to replace or continue the awards. Performance shares will be based on the greater of target performance or actual performance through the change in control date. If a change in control event described above occurs and the new or acquiring entity replaces or continues the awards, all options, restricted stock awards, restricted stock units, performance shares and performance share awards will become exercisable or vested or will be earned (as applicable) as of the earlier of the date specified in the award agreement or the executive’s qualifying termination, which generally must occur within two years after the change in control date.

DT Midstream	54	2025 Proxy Statement

The following table provides the estimated lump-sum or present values of the various change in control protections and severance payments as if a qualifying termination had occurred on December 31, 2024.

Name	Cash Compensation ($)	Bonus ($)(3)	Accelerated LTIP Awards ($)(4)	Out- Placement ($)(5)	Non-Compete ($)(6)	Total ($)
David Slater
Qualifying Termination(1)	3,726,000
Change in Control		1,711,269
Qualifying Termination following a Change in Control(2)	5,078,538	1,711,269	52,013,622	124,200	2,539,269	61,466,898
Jeffrey Jewell
Qualifying Termination(1)	950,000
Change in Control		744,030
Qualifying Termination following a Change in Control(2)	2,488,060	744,030	17,689,064	75,000	1,244,030	22,240,184
Christopher Zona
Qualifying Termination(1)	1,030,000
Change in Control		851,501
Qualifying Termination following a Change in Control(2)	2,733,002	851,501	15,917,076	77,250	1,366,501	20,945,330
Wendy Ellis
Qualifying Termination(1)	787,500
Change in Control		578,690
Qualifying Termination following a Change in Control(2)	2,032,380	578,690	10,145,416	65,625	1,016,190	13,838,301
Melissa Cox
Qualifying Termination(1)	676,500
Change in Control		440,631
Qualifying Termination following a Change in Control(2)	1,701,262	440,631	4,021,883	61,500	850,631	7,075,907

(1)
Represents 100% (in the case of Mses. Ellis and Cox and Messrs. Jewell and Zona) and 200% (in the case of Mr. Slater) of the sum of the NEO’s base salary and target annual bonus under the Company’s annual incentive plan for the year in which the qualifying termination occurs.

(2)
Represents 200% of the sum of the NEO’s base salary and the greater of the NEO’s annual bonus under the Company’s annual incentive plan for the year in which the change in control occurs or the year in which the qualifying termination occurs.

(3)	Represents the greater of the NEO’s target or actual annual bonus under the Company’s annual incentive plan for the year in which the change in control occurs.
(4)
Represents the full value of performance shares and restricted share units granted under the DT Midstream LTIP, as of December 31, 2024, that would become payable in the event of a qualifying change in control.

(5)	Outplacement benefits are capped at 15% of each NEO’s base salary.
(6)
Represents 100% of the sum of the NEO’s base salary and the greater of the NEO’s actual or target annual bonus under the Company’s annual incentive plan for the year in which the change in control occurs or the year in which the qualifying termination occurs.

DT Midstream	55	2025 Proxy Statement

Chief Executive Officer Pay Ratio
For the fiscal year ended December 31, 2024, we identified the median of all our employees, excluding our Chief Executive Officer, by using the median of Gross Pay from 2024 W-2 Box 1 Federal Taxable Wages as our consistently applied compensation measure. We reviewed gross pay for all employees who received a W-2 in 2024, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any full-time employees who were not employed by us for all of 2024.
Based on the information summarized in the table below, the ratio of the annual total compensation of our President and Chief Executive Officer to the median employee is 67 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(1)	Total ($)(1)
David Slater President and Chief Executive Officer	2024	820,461	6,192,904	1,711,269	321,168	9,045,802
Median Employee(3)	2024	104,457	7,497	11,325	11,131	134,410

(1)	Explanations for categories can be found in the Summary Compensation Table on page 43.
(2)	Salary for the median employee includes regular, overtime, holiday pay and paid time off.
(3)	The median employee is a field pipeline technician who works in our operations organization.

DT Midstream	56	2025 Proxy Statement

Security Ownership of
Certain Beneficial Owners
and Management
The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of March 12, 2025, by:
•	each Named Executive Officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Restricted stock units for which settlement has been deferred in accordance with our director compensation policy are not considered beneficially owned and are not included in the shares of common stock reported as beneficially owned by our directors in the table below.
The beneficial ownership of our common stock set forth in the table below are based on 101,590,686 shares of common stock issued and outstanding as of March 12, 2025.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name of Beneficial Owners	Common Stock	Other Shares That May Be Acquired Within 60 Days	Percent of Class
Angela Archon	3,076	1,791	*
Stephen Baker	1,365		*
Elaine Pickle	2,865		*
Robert Skaggs, Jr.	38,652		*
Peter Tumminello	11,945		*
Dwayne Wilson	1,365		*
David Slater	146,362		*
Jeffrey Jewell	64,165		*
Christopher Zona	59,418		*
Wendy Ellis	6,435		*
Melissa Cox	9,370		*
Directors and Executive Officers as a group — 11	345,018		*

*	Less than 1%.

DT Midstream	57	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the only persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, New York 10001	10,641,820(1)	10.96%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,108,100(2)	10.41%

(1)
Based on information contained in Schedule 13G/A filed on January 24, 2024. BlackRock Inc. has sole dispositive power with respect to 10,641,820 shares, sole voting power with respect to 9,518,123 shares, and is deemed to beneficially own 10,641,820 shares.

(2)
Based on information contained in Schedule 13G/A filed on February 13, 2024. The Vanguard Group, Inc. has shared voting power with respect to 49,034 shares, sole dispositive power with respect to 10,108,100 shares, shared dispositive power with respect to 140,463 shares and is deemed to beneficially own 10,248,563 shares.

DT Midstream	58	2025 Proxy Statement

Certain Relationships and
Related Party Transactions
Related party transactions have the potential to create actual or perceived conflicts of interest. The Company has policies in place to address related party transactions. In addition, our Corporate Governance Committee reviews potential dealings or transactions with related parties.
During the year ended December 31, 2024, there were no related party transactions. For more information, please see the section titled “Procedures for Approval of Related Party Transactions”.

DT Midstream	59	2025 Proxy Statement

Stockholder Proposals for the 2026 Annual Meeting of Stockholders
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting must submit their proposals to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 on or before November 25, 2025. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2026 proxy statement.
In accordance with our Bylaws, in order to be properly brought before the 2026 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present, including any director nominations, must be delivered to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279, not less than 90 nor more than 120 days prior to the first anniversary date of this year’s annual meeting, which would be no earlier than January 6, 2026 and no later than February 5, 2026. If, however, the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than 90 days prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by us. The stockholder must also provide all of the information required by our Bylaws.
Householding
The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.
The Company will promptly deliver an additional copy of any such document to any stockholder, to the extent you request any such document. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279.
Annual Report on Form 10-K
A copy of our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, will be provided to stockholders without charge upon written request directed to Investor Relations, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 or by email at investor_relations@dtmidstream.com. The Company makes available on or through our website free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

DT Midstream	60	2025 Proxy Statement

Other Matters
We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
By Order of the Board of Directors

Wendy Ellis
Executive Vice President, General Counsel and Corporate Secretary

Detroit, Michigan
March 27, 2025

DT Midstream	61	2025 Proxy Statement

APPENDIX A
Proposed Amendment to Amended and Restated Certificate of Incorporation: Proposal 4
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF DT MIDSTREAM, INC.
ARTICLE VII
STOCKHOLDERS
SECTION 7.02. Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called ~~only~~ by or at the request of the chairperson of the Board, the chief executive officer of the Corporation or the Board~~, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied~~ in the manner provided in the Bylaws.
[…]

DT Midstream	A-1	2025 Proxy Statement

APPENDIX B
Proposed Amendment to Amended and Restated Bylaws: Proposal 4
SECOND AMENDED AND RESTATED BYLAWS
OF DT MIDSTREAM, INC.
(hereinafter called the “Corporation”)
ARTICLE I
MEETINGS OF STOCKHOLDERS
SECTION 1.03. Special Meetings. ~~Unless otherwise required by law or by the Certificate of Incorporation of the Corporation (as amended from time to time and including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock, the “Certificate of Incorporation”), special~~ Special meetings of the stockholders of the Corporation~~, for any purpose or purposes,~~ may be called ~~only by~~ (i) by the Chief Executive Officer, (ii) by the Board, or (iii) by the Chairperson of the Board at the request in writing of stockholders owning at least 25% (the “Requisite Percentage”) of the outstanding shares of the Corporation’s Voting Stock (as defined in the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”)) for a minimum of one full year prior to the date such request is delivered to the Secretary (as defined below). A special meeting requested by stockholders in accordance with this Section 1.03 shall be held at such date, time and place, including by means of Internet or other electronic communications technology, as may be designated by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the special meeting request. To be in proper form and valid, a request for a stockholder requested special meeting shall (i) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) bear the date of signature of each stockholder (or authorized agent) signing the request, (iii) set forth (A) the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the request is signed), (B) the number of shares that are held of record or are beneficially owned, directly or indirectly, by such stockholder, (C) include documentary evidence that the stockholder held the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date, provided that if any of the stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) days after the request date) that the beneficial owners on whose behalf the request is made held, together with any requesting stockholders who are beneficial owners, the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date and (D) a certification from the stockholder submitting the request that the stockholders signing the request in the aggregate satisfy the Requisite Percentage, (iv) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (v) contain any other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to SECTION 1.17, (vi) include an acknowledgment by each stockholder and any authorized agent that any reduction in shares owned by such stockholder as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such stockholder shall constitute a revocation of such request to the extent of such reduction, and (vii) include an agreement by each stockholder and any authorized agent to update and supplement the information previously provided to the Company in connection with such request, not later than ten (10) business days after the record date for notice of the stockholder requested special meeting. In addition, the stockholders and any of their authorized agents shall promptly provide any other information reasonably requested by the Company. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate

DT Midstream	B-1	2025 Proxy Statement

less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any special meeting requested by stockholders. In accordance with Section 1.03, the Chairperson of the Board, the Chief Executive Officer or the Board~~. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting. The Chairperson of the Board, the Chief Executive Officer or the Board~~ may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
[…]

DT Midstream	B-2	2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

DT MIDSTREAM, INC.
500 WOODWARD, 29TH FLOOR
DETROIT, MI 48226

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTM2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed votes must be received by 11:59 P.M. ET on May 5, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62925-P21706

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DT MIDSTREAM, INC.

The Board recommends that you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Skaggs, Jr.
02) David Slater
03) Angela Archon
04) Stephen Baker
05) Elaine Pickle
06) Peter Tumminello
07) Dwayne Wilson

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025;	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation of the Company's Named Executive Officers;	☐	☐	☐
4. To approve the Stockholder Rights Proposal; and	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. Stockholder Proposal to Support Shareholder Ability to Call for a Special Shareholder Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V62926-P21706

DT MIDSTREAM, INC.
Annual Meeting of Stockholders
May 6, 2025 at 10:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey Jewell and Wendy Ellis, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DT Midstream, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Tuesday, May 6, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side